UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PRIDE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 15, 2009

To Our Stockholders:

On behalf of your board of directors and management, we are pleased to invite you to attend the annual meeting of stockholders of Pride International, Inc., which will be held at 9:00 a.m., Houston time, on May 21, 2009, at The Houstonian Hotel, 111 N. Post Oak Lane, Houston, Texas 77024.

At this meeting, we will ask you to elect eight directors to serve one-year terms and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2009. The meeting also will provide us an opportunity to review with you our business and affairs during 2008.

Registration will begin at 8:30 a.m. Please note that space limitations make it necessary to limit attendance at the meeting to stockholders, though each stockholder may be accompanied by one guest. Please bring picture identification, such as a driver’s license or passport, and if you hold your shares in brokerage accounts, a copy of a brokerage statement reflecting stock ownership as of the record date. Please keep in mind that cameras, recording devices and other electronic devices are not permitted at the meeting.

Whether or not you plan to attend the annual meeting, please sign, date and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own. If you do attend the meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

We look forward to seeing you at the meeting.

Sincerely,

LOUIS A. RASPINO
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
To Be Held on May 21, 2009

This proxy statement, along with our annual report on Form 10-K for the year ended December 31, 2008 and the 2008 annual report to stockholders, are available free of charge at the following website: www.prideinternational.com/2009proxy.

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS To Be Held on May 21, 2009
PROXY STATEMENT FOR 2009 ANNUAL MEETING OF STOCKHOLDERS
QUORUM, VOTE REQUIRED AND REVOCATION OF PROXIES
COST AND METHOD OF PROXY SOLICITATION
ELECTION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP
CONFLICTS OF INTEREST AND RELATED PERSON TRANSACTIONS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item 2 on Proxy Card)
ADDITIONAL INFORMATION
CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

PRIDE INTERNATIONAL, INC.

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 21, 2009

The Annual Meeting of Stockholders of Pride International, Inc. will be held at The Houstonian Hotel, 111 N. Post Oak Lane, Houston, Texas 77024 on May 21, 2009, at 9:00 a.m., Houston time, for the following purposes:

Proposal 1.	To elect eight directors to serve for terms of one year.

Proposal 2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2009.

Attached to this notice is a proxy statement setting forth information with respect to the above items and certain other information.

The board of directors has established March 31, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. For a period of 10 days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at our executive offices for inspection by stockholders during ordinary business hours for proper purposes.

Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy card and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By order of the Board of Directors

W. Gregory Looser
Secretary

April 15, 2009
5847 San Felipe, Suite 3300
Houston, Texas 77057

PRIDE INTERNATIONAL, INC.
5847 San Felipe, Suite 3300
Houston, Texas 77057

PROXY STATEMENT
FOR
2009 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for use at the 2009 Annual Meeting of Stockholders of Pride to be held on May 21, 2009, or at any adjournment or postponement thereof, at the time and place and for the purposes specified in the accompanying notice of annual meeting.

All properly executed written proxies delivered pursuant to this solicitation, and not later revoked, will be voted at the annual meeting in accordance with the instructions given in the proxy. When voting regarding the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. When voting regarding the ratification of the appointment of our independent registered public accounting firm, stockholders may vote for or against the proposal or may abstain from voting. Stockholders should vote their shares on the enclosed proxy card. If no choice is indicated, proxies that are signed and returned will be voted “FOR” the election of all director nominees and the ratification of the appointment of the independent registered public accounting firm.

All shares of our common stock represented by properly executed and unrevoked proxies will be voted if such proxies are received in time for the meeting. Such proxies, together with this proxy statement and our 2008 annual report, are first being sent to stockholders on or about April 15, 2009.

QUORUM, VOTE REQUIRED AND REVOCATION OF PROXIES

The board of directors has established March 31, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. As of the record date, 173,579,411 shares of common stock were outstanding. Each share of common stock is entitled to one vote upon each matter to be voted on at the meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock at the annual meeting is necessary to constitute a quorum.

The eight nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. The ratification of the appointment of our independent registered public accounting firm is subject to the approval of a majority of the votes cast on the matter.

Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal) are counted as present in determining whether the quorum requirement is satisfied. For purposes of determining the outcome of any question as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, these shares will be treated as not present with respect to that question, even though those shares are considered present for quorum purposes and may be entitled to vote on other questions. Because the ratification of the appointment of our registered independent accounting firm requires the approval of a majority of the votes cast, abstentions and broker non-votes will not affect the outcome of the voting on that proposal.

Any holder of our common stock has the right to revoke his or her proxy at any time prior to the voting thereof at the annual meeting by (1) filing a written revocation with the Secretary prior to the voting of such proxy, (2) giving a duly executed proxy bearing a later date or (3) attending the annual meeting and voting in person. Attendance by a stockholder at the annual meeting will not itself revoke his or her proxy. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

COST AND METHOD OF PROXY SOLICITATION

We will bear the cost of the solicitation of proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, facsimile or telegram or in person. We will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such material by mail to each beneficial owner of shares of our common stock that they hold of record and will, upon request, reimburse them for their reasonable expenses in doing so. In addition, we have engaged Georgeson Shareholder Communications to assist in the solicitation of proxies for a fee of $10,000 plus reimbursement of certain out-of-pocket expenses.

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

The board of directors has nominated the eight people listed below for election as directors, each to serve until the next annual meeting of stockholders or until his successor is elected and qualified. If any of the nominees becomes unavailable for any reason, which is not anticipated, the board of directors in its discretion may designate a substitute nominee. If you have filled out the accompanying proxy card, your vote will be cast for the substitute nominee.

Nominees for Election

Each of the nominees for director has been approved by the board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, for submission to the stockholders. Set forth below is the current principal occupation (which, unless otherwise indicated, has been his principal occupation during the last five years), age and other information for each nominee:

David A. B. Brown, 65, became Chairman of the Board in May 2005 and became a director in September 2001 in connection with our acquisition of Marine Drilling Companies, Inc. Mr. Brown was a director of Marine from June 1995 until September 2001. Mr. Brown is currently Chairman of the Board of Layne Christensen Company. Mr. Brown served as President of The Windsor Group, Inc., a strategy consulting firm, from 1984 until 2005. Mr. Brown was Chairman of the Board of the Comstock Group, Inc. from 1988 to 1990. Mr. Brown is also a director of EMCOR Group, Inc.

Kenneth M. Burke, 60, became a director in December 2006. Mr. Burke is a retired partner of Ernst & Young LLP. During his 31-year career with Ernst & Young, Mr. Burke held various positions including the National Director of Energy Services, Managing Partner of Assurance and Advisory Business Services for the Gulf Coast Area and Coordinating Partner for Energy and Oilfield Service Companies. Mr. Burke is also a director of Trico Marine Services, Inc.

Archie W. Dunham, 70, became a director in May 2005.  Mr. Dunham was Chairman of ConocoPhillips from August 2002, following the merger of Conoco Inc. and Phillips Petroleum Company, until his retirement in September 2004. He was Chairman of Conoco from August 1999 to August 2002, and President and Chief Executive Officer of Conoco from January 1996 to August 2002. He was an Executive Vice President of E.I. du Pont de Nemours and Company, Conoco’s former parent, from 1995 to October 1998. Mr. Dunham is also a director of Louisiana Pacific Corporation and Union Pacific Corporation.

David A. Hager, 52, became a director in February 2008. Since March 2009, Mr. Hager has been Executive Vice President, Exploration and Production at Devon Energy Corporation. Mr. Hager was Chief Operating Officer of Kerr-McGee Corporation from July 2005 until his retirement in August 2006, following the merger of Kerr-McGee and Anadarko Petroleum Corporation. Mr. Hager held various other positions at Kerr-McGee, including Senior Vice President (oil and gas exploration and production) from March 2003 until July 2005, Vice President of Exploration and Production from 2002 until March 2003, Vice President of Gulf of Mexico and Worldwide Deepwater Exploration and Production from 2001 until 2002, Vice President of Worldwide Deepwater Exploration and Production from October 2000 until 2001, Vice President of International Operations from April 2000 until October 2000 and Vice President of Gulf of Mexico Operations from 1999 until April 2000. Prior thereto, he held various positions with Mobil Oil Corporation and Sun Oil Company.

Francis S. Kalman, 61, became a director in October 2005. Mr. Kalman served as Executive Vice President of McDermott International, Inc. from February 2002 until his retirement in February 2008 and as Chief Financial Officer from February 2002 until April 2007. From March 2000 to February 2002, he was Senior Vice President and Chief Financial Officer of Vector ESP, Inc. From April 1999 to March 2000, he was a principal of Pinnacle Equity Partners, LLC. From February 1998 to April 1999, he was Executive Vice President and Chief Financial Officer of Chemical Logistics Corporation. From May 1996 to September 1997, he was Senior Vice President and Chief Financial Officer of Keystone International, Inc. Mr. Kalman currently serves as a senior advisor to a private investment subsidiary of Tudor, Pickering, Holt & Co., LLC, which specializes in direct investments in upstream, oilfield service and midstream companies.

Ralph D. McBride, 63, became a director in September 1995. Mr. McBride has been a partner with the law firm of Bracewell & Giuliani LLP in Houston, Texas, since 1980. Bracewell & Giuliani LLP provides legal services to us from time to time. The fees paid by our company to Bracewell & Giuliani in 2008 comprised approximately 0.2% of the law firm’s total revenue for 2008. Mr. McBride also is a director of the Memorial Hermann Hospital System.

Robert G. Phillips, 54, became a director in October 2007. In late 2007, Mr. Phillips formed Crestwood Midstream Partners L.P., which acquires and develops assets in the North American midstream sector in both onshore and offshore operations, including gas gathering and processing, storage and terminals. From February 2005 until June 2007, Mr. Phillips served as President and Chief Executive Officer of the general partner of Enterprise Products Partners L.P., a publicly traded North American provider of midstream energy services to producers and consumers of natural gas, natural gas liquids and crude oil, and from September 2004 until February 2005, he served as Chief Operating Officer of the general partner of Enterprise. From 1999 to 2004, Mr. Phillips served as Chief Executive Officer of the general partner of GulfTerra Energy Partners, L.P. prior to its acquisition by Enterprise, and, for more than five years prior to 2004, he held numerous management positions with El Paso Corporation and its affiliated companies, including President of El Paso Field Services Company.

Louis A. Raspino, 56, was named President, Chief Executive Officer and a director in June 2005. He joined us in December 2003 as Executive Vice President and Chief Financial Officer. From July 2001 until December 2003, he served as Senior Vice President, Finance and Chief Financial Officer of Grant Prideco, Inc. From February 1999 until March 2001, he held various senior financial positions, including Vice President of Finance for Halliburton Company. From October 1997 until July 1998, he was a Senior Vice President at Burlington Resources, Inc. From 1978 until its merger with Burlington Resources, Inc. in 1997, he held a variety of increasingly responsible positions at Louisiana Land and Exploration Company, including as Senior Vice President, Finance and Administration and Chief Financial Officer. Mr. Raspino also is a director of Dresser-Rand Group Inc.

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the eight nominees receiving the greatest number of votes cast will be elected as directors. Your board of directors unanimously recommends a vote “FOR” election of the aforementioned eight director nominees.

Corporate Governance

Corporate Governance Guidelines.  The board of directors has established Corporate Governance Guidelines to assist the board in the exercise of its responsibilities under applicable law and the listing standards of the New York Stock Exchange. The Guidelines provide a framework for our company’s governance and the board’s activities, covering such matters as determining director independence, director orientation and continuing education, director responsibilities, director access to management, annual evaluations of the board and other corporate governance practices and principles. The Guidelines are available on our website at www.prideinternational.com under “Corporate Governance” in the “Investors Relations” section. In addition, the Guidelines, as well as our Code of Business Conduct and Ethical Practices and the charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, are available in print to any investor requesting a copy. Requests should be directed to our Investor Relations Department.

Director Independence.  It is the policy of the board that a substantial majority of the members of the board of directors, and all of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, qualify as “independent directors” in accordance with the listing standards of the New York Stock Exchange. In addition, it is the policy of the board that all the members of the Audit Committee also satisfy the criteria for independence under applicable provisions of the Securities Exchange Act of 1934 and applicable SEC rules. No director is considered independent unless the board affirmatively determines that he or she has no material relationship with us, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. The board has adopted categorical standards for director independence set forth in the Corporate Governance Guidelines to assist it in making independence determinations. The categorical standards are attached as Appendix A to this proxy statement. The categorical standards are reviewed periodically by the Nominating and Corporate Governance Committee.

The board considers all relevant facts and circumstances in making independence determinations. The board has determined that each current director’s and director nominee’s relationship with us, with the exception of Mr. Raspino, falls within the categorical standards and that all of the current directors and nominees, except Mr. Raspino, satisfy the independence standards of the New York Stock Exchange and our categorical standards. Mr. Raspino, our President and Chief Executive Officer, is employed by us. The board also determined in 2007 that David B. Robson, a director who retired from the board at the 2008 annual meeting of stockholders, satisfied the independence standards of the New York Stock Exchange and our categorical standards.

Code of Business Conduct and Ethical Practices.  All of our directors and employees must act ethically at all times and in accordance with the policies comprising our Code of Business Conduct and Ethical Practices. The Code is a reaffirmation that we expect all directors and employees to uphold our standards of honesty, integrity, ethical behavior and compliance with the law and to avoid actual or apparent conflicts of interest between their personal and professional affairs. Directors and employees are obligated to promptly report any good faith concerns or problems or any actual or suspected violations of the Code. The Code establishes procedures for the confidential and anonymous reporting of a violation of the Code. We prohibit any form of retaliation against any director or employee for reporting, in good faith, suspected violations of the Code. The Code is available on our website at www.prideinternational.com as described above.

Accounting and Auditing Concerns.  The Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Details regarding these procedures can be found on our website at www.prideinternational.com.

Executive Sessions.  The non-management directors meet regularly in executive session without management participation after non-telephonic board meetings and at times meet in executive session after telephonic board meetings. In addition, our Corporate Governance Guidelines provide that, if the group of non-management directors includes a director who is not independent under New York Stock Exchange listing standards, the independent directors will meet in executive session at least once annually. Currently, the director who presides at these meetings is the Chairman of the Board. Our Corporate Governance Guidelines provide that, if the Chairman ceases to be independent, then the presiding director will be chosen by a vote of the non-management directors or independent directors, as the case may be.

Communication with the Board.  Stockholders and other interested parties may make their concerns known confidentially to the board of directors or the non-management directors by submitting a communication in an envelope addressed to the “Board of Directors,” a specifically named non-management director or the “Non-Management Directors” as a group, in care of the Secretary. All such communications will be conveyed, as applicable, to the full board of directors, the specified non-management director or the non-management directors as a group.

Stock Ownership Guidelines for Directors.  The board has adopted stock ownership guidelines for directors under which each director is expected to own not less than 5,000 shares of common stock. Unvested shares of restricted stock and restricted stock units (“restricted stock awards”) are included in the total, but shares that may be acquired upon exercise of unexercised stock options are excluded. Each director is expected to attain such minimum level of stock ownership by the sixth anniversary of the effective date of the initial election or appointment of such person as a director. Each of our directors currently exceeds the ownership guidelines. For information regarding our stock ownership guidelines for executive officers, please read “Compensation Discussion and Analysis — Stock Ownership Guidelines.”

Organization of the Board of Directors

The board of directors is responsible for oversight of our business and affairs. To assist it in carrying out its duties, the board has delegated certain authority to a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee. The board also has delegated, and may in the future delegate, certain authority to other committees of the board from time to time. During 2008, the board of directors held 18 meetings. Each current director attended at least 75% of the total number of meetings of the board of directors and of the committees of the board on which he served that were held during the term of his service on the board and its committees. Directors are expected to attend meetings of the board of directors and meetings of committees on which they serve and to spend as much time and meet as frequently as necessary to properly discharge their responsibilities. In addition, directors are expected to attend annual meetings of our stockholders. All of our current directors attended the 2008 annual meeting.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee currently consists of Messrs. Brown, Kalman and McBride (Chairman). The board of directors has determined that the members of the committee are independent under applicable New York Stock Exchange listing standards. The committee is responsible for identifying and recommending candidates to fill vacancies on the board of directors and for election by the stockholders, recommending committee assignments for directors to the board of directors, monitoring and assessing the performance of the board of directors and individual non-employee directors, reviewing compensation received by non-employee directors for service on the board of directors and its committees and developing and recommending to the board of directors appropriate corporate governance policies, practices and procedures for us. The committee held seven meetings during 2008. The charter of the committee is available on our website at www.prideinternational.com as described above.

In assessing the qualifications of prospective nominees to the board of directors, the Nominating and Corporate Governance Committee considers each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of our company and our stockholders. An appropriate mix of backgrounds and skills is sought when considering prospective nominees.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. If a stockholder wishes to recommend a director for nomination by the committee, the stockholder should submit the recommendation in writing to the Chairman, Nominating and Corporate Governance Committee, in care of the Secretary, Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057. The recommendation should contain the following information:

•	the name, age, business address and residence address of the nominee and the name and address of the stockholder making the nomination;

•	the principal occupation or employment of the nominee;

•	the number of shares of each class or series of our capital stock beneficially owned by the nominee and the stockholder and the period for which those shares have been owned; and

•	any other information the stockholder may deem relevant to the committee’s evaluation.

Candidates recommended by stockholders are evaluated on the same basis as candidates recommended by our directors, executive officers, third-party search firms or other sources.

Audit Committee.  The Audit Committee currently consists of Messrs. Burke, Hager, Kalman (Chairman) and Phillips. The board of directors has determined that the members of the Audit Committee are independent under applicable provisions of the Securities Exchange Act of 1934 and the New York Stock Exchange listing standards. The board of directors also has determined that all members of the Audit Committee are financial experts as defined by applicable SEC rules. Please refer to “— Nominees for Election” above for relevant experience. The committee’s purpose is to assist the board of directors in overseeing (a) the integrity of our financial statements, (b) the compliance by us with legal and regulatory requirements, (c) the independence, qualifications and performance of our independent auditors and (d) the performance of our internal audit function. The committee held nine meetings during 2008. The board of directors has adopted a written charter for the Audit Committee, which is available on our website at www.prideinternational.com as described above.

Compensation Committee.  The Compensation Committee currently consists of Messrs. Burke, Dunham (Chairman) and Hager. The board of directors has determined that the members of the committee are independent under applicable New York Stock Exchange listing standards. The committee’s purpose is (a) to review and approve the compensation of our executive officers and other key employees, (b) to evaluate the performance of the CEO and to oversee the performance evaluation of senior management, (c) to administer and make recommendations to the board of directors with respect to our incentive-compensation plans, equity-based plans and other compensation benefit plans and (d) to produce a compensation committee report and assist management with the preparation of the compensation discussion and analysis as required by the SEC for inclusion in the annual proxy statement. The committee may delegate certain authority to a subcommittee of its members. The committee held eight meetings during 2008. The charter of the committee is available on our website at www.prideinternational.com as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and beneficial owners of more than ten percent of any class of equity securities to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish us with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us during the year ended December 31, 2008 and written representations from our officers and directors, all Section 16(a) reports applicable to our officers and directors and any beneficial owners of ten percent or more of a class of equity securities were filed on a timely basis, except one Form 4 that reported the exercise of stock options and the sale of the underlying shares by Kevin C. Robert was filed late. In addition, in December 2006, W. Gregory Looser exercised certain stock options and acquired the underlying shares of our common stock. The sale of the underlying shares acquired upon exercise was correctly reported in a Form 4 timely filed on December 15, 2006, but the exercise of the options (and the resulting acquisition of the underlying shares) was inadvertently omitted. The unreported transactions were reported in a Form 5 filed on February 17, 2009.

SECURITY OWNERSHIP

The following table sets forth information as of March 31, 2009 with respect to the beneficial ownership of our common stock by (1) each of our stockholders who is known by us to be a beneficial owner of more than 5% of our common stock, (2) our directors and director nominees and the persons named in the “Summary Compensation Table” below and (3) all of our current executive officers and directors as a group. Unless otherwise indicated, all of such stock is owned directly, and the indicated person or entity has sole voting and investment power.

	Number of Shares
Name and Address	Beneficially Owned(1)	Percent of Class

Seadrill Limited(2) P.O. Box HM 1593 Par-la-Ville Place, 4th Floor 14 Par-la-Ville Road Hamilton HM 08 Bermuda	16,500,000	9.5%
MHR Fund Management LLC(3) 40 West 57th Street, 24th Floor New York, New York 10019	12,832,000	7.4%
FMR LLC(4) 82 Devonshire Street Boston, Massachusetts 02109	10,531,863	6.1%
Neuberger Berman Inc.(5) 605 Third Avenue New York, New York 10158	10,129,037	5.8%
Lonnie D. Bane	139,556	*
David A.B. Brown	114,145	*
Kenneth M. Burke	36,031	*
Archie W. Dunham	45,551	*
Rodney W. Eads	190,678	*
David A. Hager	16,221	*
Francis S. Kalman	45,551	*
W. Gregory Looser	104,983	*
Ralph D. McBride	83,561	*
Robert G. Phillips	21,511	*
Louis A. Raspino	634,453	*
Kevin C. Robert	66,516	*
Brian C. Voegele	97,478	*
All current executive officers and directors as a group (14 persons)	1,596,235	*

*	Less than 1% of issued and outstanding shares of our common stock.

(1)	The number of shares beneficially owned by the directors, director nominees and executive officers listed in the table includes shares that may be acquired within 60 days of March 31, 2009 by exercise of stock options as follows: Mr. Bane — 112,991; Mr. Brown — 70,250; Mr. Burke — 16,800; Mr. Dunham — 23,600; Mr. Eads — 137,825; Mr. Hager — 5,000; Mr. Kalman — 23,600; Mr. Looser — 64,260; Mr. McBride — 59,900; Mr. Phillips — 5,000; Mr. Raspino — 487,116; Mr. Robert — 45,103; Mr. Voegele — 74,987; and all current executive officers and directors as a group — 1,126,432.

(2)	Based solely on a Schedule 13D/A filed with the SEC on January 23, 2009 (as amended, the “Schedule 13D”) by Seadrill Ltd., Hemen Holding Limited, the principal shareholder of Seadrill, and John Fredriksen, who indirectly controls Hemen and is the Chairman, President and a Director of Seadrill. The Schedule 13D reports that (1) on January 15, 2009, Seadrill entered into a forward contract with Nordea Bank Finland Plc, effective as of January 20, 2009, whereby Seadrill agreed to purchase 8,229,200 shares of common stock from Nordea on

July 18, 2009, for a purchase price of $285.6 million; (2) on January 19, 2009, Seadrill entered into an additional forward contract, effective as of January 22, 2009, whereby Seadrill agreed to purchase 8,070,800 shares of common stock from DnB NOR Markets on April 20, 2009, for a purchase price of $289.1 million; and (3) Seadrill directly held 200,000 shares of common stock. In the Schedule 13D, the reporting persons assert beneficial ownership, with shared voting and dispositive power, of only the 200,000 shares directly held by Seadrill. To our knowledge, the reporting persons have not publicly updated the information contained in the Schedule 13D since January 23, 2009.

(3)	Based solely on a Schedule 13G/A filed with the SEC on February 13, 2009 by MHR Institutional Partners III LP (“Institutional Partners III”), MHR Institutional Advisors III LLC (“Institutional Advisors III”), MHR Fund Management LLC (“Fund Management”) and Mark H. Rachesky, M.D. (“Dr. Rachesky”) relating to an aggregate of 12,832,000 shares held for the accounts of MHR Capital Partners Master Account LP (“Master Account”), MHR Capital Partners (100) (“Capital Partners”) LP and Institutional Partners III. MHR Advisors LLC (“Advisors”) is the general partner of each of Master Account and Capital Partners and, in such capacity, may be deemed to beneficially own the shares of common stock held for the accounts of each of Master Account (609,626 shares) and Capital Partners (73,120 shares). Institutional Advisors III is the general partner of Institutional Partners III and, in such capacity, may be deemed to beneficially own the shares of common stock held for the account of Institutional Partners III (12,149,254 shares). Fund Management is an affiliate of and has an investment management agreement with Master Account, Capital Partners and Institutional Partners III and other affiliated entities, pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the shares of common stock and, accordingly, Fund Management may be deemed to beneficially own the shares of common stock held for the account of each of Master Account, Capital Partners and Institutional Partners III (an aggregate of 12,832,000 shares). Dr. Rachesky is the managing member of Advisors, Institutional Advisors III and Fund Management and, in such capacity, may be deemed to beneficially own the shares of common stock held for the accounts of each of Master Account, Capital Partners and Institutional Partners III (an aggregate of 12,832,000 shares).

(4)	Based solely on an amendment to Schedule 13G/A filed with the SEC on February 17, 2009 by FMR LLC, on behalf of itself and Mr. Edward C. Johnson III, chairman of FMR LLC. Includes 8,896,563 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC, which acts as an investment adviser to various registered investment companies (the “Fidelity Funds”), 417,700 shares beneficially owned by Pyramis Global Advisors Trust Company (“PGATC”), a wholly owned subsidiary of FMR LLC, which acts as an investment manager of institutional accounts owning such shares, and 1,217,600 shares beneficially owned by Fidelity International Limited (“FIL”). Each of Mr. Johnson and FMR LLC, through his or its control of Fidelity, and the Fidelity Funds has sole dispositive power with respect to 8,896,563 shares and, through the control of PGATC, has sole dispositive power with respect to 417,700 shares and sole voting power with respect to 366,300 shares. Each of the Fidelity Funds’ boards of trustees has sole voting power over the shares held by each fund. Members of Mr. Johnson’s family, who together own approximately 49% of the voting power of FMR LLC and are party to a shareholders’ agreement, may be deemed to be part of a controlling group with respect to FMR LLC. Partnerships controlled by members of Mr. Johnson’s family or trusts for their benefit, which together own approximately 47% of the voting power of FIL, may be deemed to be part of a controlling group with respect to FIL. FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that their shares need not be aggregated for purposes of Section 13(d).

(5)	Based solely on a Schedule 13G filed with the SEC on February 12, 2009 by Neuberger Berman Inc. (“Neuberger”), an investment advisor. Neuberger reports sole voting power over 4,762,543 shares and shared dispositive power over 10,129,037 shares that are held of record by clients of Neuberger.

CONFLICTS OF INTEREST AND RELATED PERSON TRANSACTIONS

Pursuant to our Code of Business Conduct and Ethical Practices, employees, officers and directors must not engage, or give the appearance of engaging, in any activity involving a conflict of interest, or a reasonably foreseeable conflict of interest, between their personal interests and our interests. The Code requires that any employee, officer or director who is uncertain whether a particular set of circumstances constitutes a conflict of interest seek appropriate, before-the-fact guidance from our Chief Compliance Officer.

Further, our Corporate Governance Guidelines provide that where an actual or potential conflict of interest involving a director develops, the director should report the matter immediately to the chairman of the Nominating and Corporate Governance Committee for evaluation. A significant and potentially ongoing conflict must be resolved or the director should resign. Also, if a director has a personal or business interest in a matter that is before the board of directors, the director must disclose the interest to the chairman of the board and, if appropriate, recuse himself from participation in the related deliberations and abstain from voting on the matter.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis should be read in conjunction with “Executive Compensation” included elsewhere in this proxy statement. In this Compensation Discussion and Analysis, “named executive officers” refers to our executive officers named in the Summary Compensation Table below.

Executive Compensation Philosophy

Our executive compensation program is designed to achieve three objectives. First, it is designed to align the interests of our executives with those of our stockholders. Second, it is designed to retain and motivate executives who serve our stockholders’ interests. Third, it is designed to attract talented external candidates when vacancies arise.

Alignment of Interests

Our executive compensation program is based on the principle that an employee is likeliest to serve the interests of our stockholders when his or her own interests are aligned with our stockholders’ interests. Our hiring practices are designed to identify candidates who have a demonstrated ability and desire to serve the interests of our stockholders. Our executive compensation program, however, acknowledges that hiring talented candidates is not sufficient to maximize the performance of those candidates. Rather, employees, including executives, should have financial incentives to serve the interests of our stockholders. We believe that the most effective way to unify the interests of our executives and our stockholders is to pay a significant amount of total compensation through annual incentive awards, which create incentives for meeting annual performance targets, and long-term stock-based incentive compensation, which focuses executives on the longer-term performance of our company. We believe that, as a result of our focus on long-term stock-based incentive compensation, our executive compensation program rewards performance over a sustained period of time and does not encourage our management to take unnecessary or excessive risks related to our business in the short-term.

Retention

Our executive compensation program is also based on the principle that executives who are serving the interests of our stockholders should be retained and incentivized to continue serving those interests. Given their qualifications, experience and professionalism, our executives, as well as the non-executive members of our management team who may be candidates for executive positions in the future, are highly marketable. Opportunities for alternative employment arise from time to time, and our executive compensation program is designed to retain our executives in light of these other opportunities.

Attracting Candidates

Finally, our executive compensation program is based on the principle that highly qualified candidates seek the best available opportunities, from both a professional and a financial standpoint. Our program seeks to provide compensation that is competitive in relation to alternatives in the markets in which we compete for executives. This aspect of the program has been instrumental in our efforts to fill vacancies over the last several years. We expect it to continue to be instrumental in the event that future vacancies arise.

Administration of Executive Compensation Program

Our executive compensation program is administered by the Compensation Committee of our board of directors. The specific duties and responsibilities of the Compensation Committee are described in this proxy statement under “Organization of the Board of Directors — Compensation Committee.” The Compensation Committee engages an outside consultant with respect to executive compensation matters. The primary role of the compensation consultant is to provide to the Compensation Committee market data and information regarding compensation trends in our industry and to make recommendations regarding the design of our incentive program. In 2008, the Compensation Committee again retained Frederic W. Cook & Co., Inc. as its compensation consultant. Our management does not direct or oversee the retention or activities of the compensation consultant with respect to our executive compensation program and did not engage Frederic W. Cook & Co., Inc. in any other capacity while it served as the compensation consultant for 2008.

Louis A. Raspino, our President and Chief Executive Officer, W. Gregory Looser, our Senior Vice President— Legal, Information Strategy, General Counsel and Secretary, Lonnie D. Bane, our Senior Vice President — Human Resources and Administration, and Brady K. Long, our Vice President, Chief Compliance Officer and Deputy General Counsel, support the Compensation Committee in performing its role with respect to administering our compensation program. The Compensation Committee, with input from the other non-management directors, conducts performance evaluations of Mr. Raspino, and Mr. Raspino conducts performance evaluations of our other executive officers and makes recommendations to the Compensation Committee regarding all aspects of their compensation. Messrs. Bane, Looser and Long act pursuant to delegated authority to fulfill various administrative functions of the Compensation Committee, such as coordinating the hiring process with respect to executives, providing legal and market updates to the Compensation Committee, and overseeing the documentation of equity plans and awards as approved by the Compensation Committee. No executive has the authority to establish or modify executive officer compensation, except with respect to certain perquisites as described below.

Overview of Compensation

Our executive compensation program generally consists of six components:

•	base salary;

•	annual cash incentive compensation;

•	long-term stock-based incentive compensation;

•	Supplemental Executive Retirement Plan;

•	severance and change in control arrangements; and

•	perquisites.

Annually, on the basis of the performance evaluations discussed above, the Compensation Committee conducts a review of each of base salary, annual cash incentive compensation and long-term stock-based incentive compensation, which we refer to as total direct compensation, with respect to each executive and makes adjustments, if any, to the preceding year’s levels. In determining compensation levels, the Compensation Committee seeks to position each element of each executive officer’s total direct compensation at a competitive level in relation to similar compensation paid to the executive’s peers, as described below.

For use in determining compensation for 2008, the Compensation Committee selected 13 companies against which to compare our executive compensation program. The following five companies were selected because they either directly compete with us or have operations that are comparable to our operations: Diamond Offshore Drilling, Inc., ENSCO International Incorporated, Noble Corporation, Rowan Companies, Inc., and Transocean Inc. The remaining eight companies were selected to represent the broader oilfield services market in which we also compete for talent: BJ Services Company, Cameron International Corporation, FMC Technologies, Inc., Exterran Partners, L.P., National Oilwell Varco, Inc., Oceaneering International, Inc., Smith International, Inc. and Weatherford International Ltd. We refer to each group of companies collectively as our comparator group. The Compensation Committee may elect to modify the group for future periods to reflect best practices in executive compensation or changes in our business or the business of other companies, in and outside the comparator group.

The compensation consultant also uses the Towers Perrin Oilfield Service Compensation Survey, which is a nationally recognized executive compensation survey that consists of industry-specific information on executive pay practices. This survey covers 17 companies (including us) in various energy-related business segments, such as drilling, services and equipment. Compensation data for companies with revenues greater than $2 billion were used, with median revenues of approximately $3.5 billion. This survey provides information on pay levels for individuals with similar roles and responsibilities as our officers.

Our revenues for 2008 were below the median of the comparator group and the survey participants due in part to the sale of our Latin America Land and E&P Services segments in August 2007, which occurred shortly before the competitive analysis for 2008 pay levels was completed. Since pay data is often correlated with revenue size, the Compensation Committee determined that it was important to continue referencing for the 2008 analysis competitive data for companies that were comparable in size to our company before the sale of our Latin America Land and E&P Services segments so that our management would not be penalized for a disposition of assets that the Compensation Committee believed was ultimately in the best interests of our stockholders and aligned with our long-term business strategy. The Compensation Committee also took into consideration that, at the time, we were constructing two new deepwater drillships, which required substantial time and focus by management and were expected to have a significant revenue contribution in the near future.

As part of the Compensation Committee’s review and determination of appropriate and competitive levels of compensation, it utilizes a summary of our competitive posture for each component of compensation. The summary is prepared by the compensation consultant and derived from the following two data sources:

•	The compensation consultant uses the compensation information provided in the proxy statements of the members of our comparator group to develop market compensation levels for our most highly compensated officers. The compensation consultant then compares the compensation of the named executive officers in our comparator group to our executive pay levels based on position and pay rank.

•	The compensation consultant also utilizes data from the Towers Perrin compensation survey described above to develop marketplace compensation levels for our executive officers.

The comparator group compensation data, together with the compensation survey data, each as described above, are collectively referred to as the “comparison data.”

The annual review of each executive’s total direct compensation is also designed to ensure that each component of that compensation is appropriate in view of the performance of the executive and our company, based on the annual performance evaluation discussed above. The review varies with the compensation component for which the evaluation is being performed, as described in greater detail below. Because each component is reviewed separately and compensation within each component is based on individual and company performance, the percentage of total direct compensation that each component comprises may vary by executive and by year. In 2008, the Compensation Committee reviewed total direct compensation to each executive, including an evaluation of the extent to which the executive compensation program’s objectives are being met with respect to the relative weighting of each component within the executive’s total direct compensation. The Compensation Committee expects to conduct this review on an annual basis.

The following table summarizes the relative size of the components of total direct compensation for 2008 for each of our named executive officers:

	Percentage of Total Direct
	Compensation for 2008
			Long-Term
	Base	Annual Cash	Stock-Based
Name	Salary	Incentive	Incentive

Louis A. Raspino	15.6%	17.3%	67.1%
Rodney W. Eads	20.1%	15.8%	64.1%
Brian C. Voegele	25.1%	18.9%	56.0%
W. Gregory Looser	21.5%	15.8%	62.7%
Lonnie D. Bane	22.8%	15.7%	61.5%
Kevin C. Robert	27.3%	18.6%	54.1%

Similar to his peers in the comparator group, Mr. Raspino, our President and Chief Executive Officer, has a significantly broader scope of responsibilities at our company than the other named executive officers. The difference in compensation for Mr. Raspino described below primarily reflects these differing responsibilities as valued by the companies in the comparator group and, except as described below, does not result from the application of different policies or decisions with respect to Mr. Raspino.

Base Salary

The first component of the executive compensation program is base salary. The Compensation Committee seeks to position each executive around the 50th percentile of the individual’s peers based on the comparison data. The Compensation Committee believes this target percentile provides our executives with a competitive market rate for salaries paid to executives in our comparator group. The extent to which an executive’s base salary falls short of, or exceeds, the 50th percentile is determined subjectively by the Compensation Committee based on tenure, experience, prior base salary, the results of the annual evaluation and other factors. Executives, other than the Chief Executive Officer, are evaluated on the following criteria: leadership; initiative; relationship and team building; business sense; communication; vision and perspective; supervision; organizational savvy; ethical practices; and fiscal responsibility. The Chief Executive Officer is evaluated on similar criteria, with emphasis on ethical practices, relations with our board of directors, vision, strategy, leadership and professional skills. No single criterion is weighted more heavily than any other in this evaluation, as the Compensation Committee evaluates the executive’s overall performance and contributions to our company.

New salaries are effective from July 1 of each year to the following June 30. Effective July 1, 2008, our named executive officers received base salary increases ranging from 5% to 6%, with Mr. Raspino’s base salary increasing 6%. These increases reflect both a general increase in base salary in order to remain competitive with market salaries as well as the performance by our executives as determined by the annual evaluation process in early 2008. Our named executive officers are being paid the following base salaries, effective July 1, 2008:

Name	Base Salary

Mr. Raspino	$950,000
Mr. Eads	$560,000
Mr. Voegele	$425,000
Mr. Looser	$402,000
Mr. Bane	$352,000
Mr. Robert	$355,000

Annual Cash Incentive Compensation

The second component of the program is annual cash incentive compensation. The annual cash incentive is based on the achievement of company-wide objectives and personal objectives during the year, which are described in greater detail below. The Compensation Committee establishes a “target bonus” for each executive around the

50th percentile of the comparison data. The Compensation Committee believes this target percentile provides our executives with a competitive market rate for bonuses paid to executives in our comparator group. The target bonus percentage is applied to the total salary earned by the executive during the year to determine the total target bonus dollar opportunity for that executive. The bonus is to be paid upon the achievement of specified performance-based goals during the applicable year. In connection with its annual review of executive performance evaluations and compensation that occurred in the second quarter of 2008, the Compensation Committee determined target bonuses for the named executive officers for 2008 as follows:

Target
Bonus
Name	Percentage

Mr. Raspino	100%
Mr. Eads	75%
Mr. Voegele	65%
Mr. Looser	60%
Mr. Bane	60%
Mr. Robert	60%

Annually, the Compensation Committee analyzes our corporate objectives and, on that basis, determines the metrics by which the executive’s bonuses will be calculated for that year. Each metric is weighted by the Compensation Committee to reflect its relative importance for the year in question. In addition, the Chief Executive Officer sets his personal goals with the Compensation Committee, and each executive other than the Chief Executive Officer sets his own personal goals with the Chief Executive Officer, which are then subject to approval by the Compensation Committee. The extent to which the executive achieves those goals is itself a metric on which part of the bonus is based. To allow time for the Compensation Committee to complete its annual review of executive performance evaluations and compensation, and in light of other company-wide reporting and accounting obligations during the first quarter of 2008, the metrics and related targets were established by the Compensation Committee during the second quarter of the year. However, the Compensation Committee established the metrics and related targets without regard to company performance during the period of the year prior to action by the Compensation Committee, and bonuses were paid based on the achievement of the metrics for the entire calendar year. For 2008, the following metrics were established by the Compensation Committee:

		Target
Metric	Target	Weight

Earnings per share	$3.53	30%
Operating and general and administrative expense control	$631.2 million	15%
Operating efficiency	Not disclosed	10%
Working capital (DSO)	66 days	10%
Safety performance on a company-wide basis	1.12 TRIR	10%
Personal performance goals	Individual	25%

For 2008, the Compensation Committee determined that earnings per share was the most important financial measure upon which to evaluate executive officer performance with respect to payment of the annual cash incentive and, therefore, assigned the metric a weight of 30%. The Compensation Committee believes that earnings per share is a financial measure widely used by financial analysts and investors in evaluating our performance and that tying a significant portion of executive officer annual cash incentive compensation to this measure more closely aligns their interests with those of our stockholders. The initial target earnings per share for 2008 was $3.60. The Compensation Committee later reduced the target to $3.53 per share to reflect the sale of our platform rig fleet in May 2008.

The Compensation Committee determined that control of operating and general and administrative expense was important to our company in 2008, reflecting our long-standing commitment to cost control. This metric was weighted at 15%. The initial target for cost control was to have operating and general and administrative expense, in each case excluding depreciation and amortization, rig-based labor cost and other expense items determined by the Compensation Committee to be not subject to management control, at or below $651.5 million. The Compensation

Committee later reduced the target to $631.2 million to reflect the loss of the Pride Wyoming in Hurricane Ike and the sale of our platform rig fleet in May 2008.

The Compensation Committee determined that, for 2008, our executives should be directly incentivized to seek to minimize unplanned shipyard time and other downtime and its concomitant loss of revenue. This metric was weighted at 10%. It is expressed in terms of the total number of days our rigs were contracted to work, not including planned downtime, planned shipyard projects, and special periodic surveys, divided by 365, versus the total number of days those rigs actually worked, divided by 365. We are not disclosing the target for this metric, as doing so would result in competitive harm to our company. However, at the time the target was established in early 2008, the achievement of this target was expected to require significant effort due to the expected significant delays that would result from limited shipyard availability, equipment shortages and labor constraints in connection with these projects.

The Compensation Committee determined that minimizing our working capital was important to our company in 2008, reflecting our strong commitment to prudent cash management. This metric was weighted at 10%. This metric is expressed in terms of days sales outstanding, or DSO, which is calculated as our trade receivables balance as of December 31, 2008 divided by our consolidated revenue for the fourth quarter multiplied by the days in the fourth quarter. The target for this metric was 66 days.

The Compensation Committee determined that safety performance on a company-wide basis was important to our company in 2008, reflecting our long-standing commitment to protecting the welfare of our employees. This metric was weighted at 10%. The target for this metric is based on the total recordable incidence rate, or TRIR, which is the number of recordable incidents per 200,000 man hours. TRIR is one of the generally accepted industry measures for safety performance. The target for this metric was a TRIR of 1.12.

The Compensation Committee determined that each executive’s personal goals should account for 25% of the executive’s bonus opportunity. Each executive sets three to five goals to accomplish during the year. These personal goals primarily relate to various organizational, administrative and other matters that are important to the functioning and efficiency of the executive’s area of responsibility or department or are important for the accomplishment of our long-term strategic objectives. Where the goals are not quantitative, the extent to which the executive (other than the Chief Executive Officer) accomplishes or exceeds the goals is determined subjectively by the Chief Executive Officer and reviewed with the Compensation Committee, and the extent to which the Chief Executive Officer accomplishes or exceeds the goals is determined subjectively by the Compensation Committee. These judgments are reflected in the amount of the executive’s bonus attributable to this metric.

Each metric is assigned a minimum threshold result, below which no amount of the bonus would be awarded with respect to that metric, a target result and a maximum result, at which the amount of the bonus awarded with respect to that metric would be 250% of the target bonus. In no event will the maximum bonus paid exceed 200% of the target bonus. For 2008, the results relating to and the weight given to each metric to calculate bonuses were as follows:

Metric	2008 Result	2008 Percentage(1)

Earnings per share	$3.60(2)	38.9%
Operating and general and administrative expense control	$654.6 million(3)	7.6%
Operating efficiency	Not disclosed	9.0%
Working capital (DSO)	61.4 days	19.5%
Safety performance on a company-wide basis	1.20 TRIR	7.8%
Personal performance goals	Varies by individual	See table below

(1)	Represents the percentage of the total target bonus amount earned with respect to this metric. For example, with respect to the earnings per share metric, the target weight was 30% and the actual percentage used in calculating bonuses was 38.9%.

(2)	For purposes of determining achievement of this metric, the Compensation Committee made adjustments for certain non-recurring items outside the scope of the annual incentive plan, including with respect to gains on sales of assets, higher earnings per share resulting from the retirement of our 3 1/4% convertible senior notes due 2033 and other smaller specified items. As a result, the calculation is not made in accordance with U.S. generally accepted accounting principles and is not the same as the calculation we use for financial statement reporting purposes. Net income per share for 2008 calculated in accordance with U.S. generally accepted accounting principles was $4.87.

(3)	For purposes of determining achievement of this metric, the Compensation Committee made adjustments for certain non-recurring items outside the scope of the annual incentive plan, including with respect to unbudgeted costs reimbursed by customers, shipyard days under budget and other smaller specified items. As a result, the calculation is not made in accordance with U.S. generally accepted accounting principles and is not the same as the calculation we use for financial statement reporting purposes.

The five metrics based on company performance described above (i.e., other than personal performance goals) resulted in a total calculated bonus percentage for those metrics of 82.8% compared with a target of 75%. The table below presents (a) the percentage, as compared to a target of 25%, representing each named executive officer’s achievement of his personal performance goals for 2008, (b) the total calculated bonus percentage, which is equal to the sum of the percentages for the company performance metrics and the personal performance metric, and (c) the bonuses actually paid to the named executive officers for 2008.

	2008 Personal Goal	2008 Total Bonus
Name	Percentage	Percentage	Bonus

Mr. Raspino	33.8%	116.6%	$1,028,400
Mr. Eads	30.0%	112.8%	$428,300
Mr. Voegele	32.5%	115.3%	$311,500
Mr. Looser	39.0%	121.8%	$286,700
Mr. Bane	32.3%	115.1%	$237,300
Mr. Robert	31.3%	114.1%	$237,300

All bonuses paid under the program, while expected to be based on the guidelines established by the Compensation Committee, are at all times subject to the Compensation Committee’s discretion. In February 2009, the Compensation Committee exercised its discretion to decrease the 2008 annual cash incentive bonuses for each of Messrs. Raspino and Eads in the amounts of $50,000 and $35,000, respectively, for safety-related incidents occurring in 2008. In February 2008, the Compensation Committee increased the annual cash incentive bonuses for 2007 to all participating employees, including the named executive officers, by 30% to recognize (a) the implementation of our new focus on deepwater and other high specification drilling solutions, including (1) the completion of the acquisition of ultra-deepwater drillships, including through construction, (2) the sale of our Latin America Land and E&P Services segments, our tender-assist rig fleet and other non-strategic assets, and (3) the execution of long-term contracts for several strategic offshore assets, and (b) significant improvements in our infrastructure, organization and process management. The 30% increase was also intended to more closely align our bonus payouts with trends in bonuses paid by other companies within our comparator group. In prior years, the Compensation Committee has exercised its discretion to both increase and decrease the bonus amounts, in some cases by significant amounts, and may do so in the future.

Long-Term Stock-Based Incentive Compensation

The third component of our executive compensation program is long-term stock-based incentive compensation. Specifically, our executives are eligible to participate in our 2007 Long-Term Incentive Plan and, for the 2008 grant, our 1998 Long-Term Incentive Plan. Under the plans, the Compensation Committee is authorized to grant stock options, shares of restricted stock, restricted stock units, stock appreciation rights, other stock-based awards and cash awards to executives. As of May 12, 2008, no further grants may be awarded under the 1998 plan. The terms of the 1998 plan will continue to govern any outstanding awards previously granted under that plan.

At the end of the calendar year, the Compensation Committee determines an aggregate value of stock-based incentive awards to grant to each executive for the following year that generally would position the executive’s stock-based incentive compensation between the 50th and 75th percentile of the individual’s peers based on the comparison data. The Compensation Committee believes this target percentile range for equity-based compensation ties an appropriate percentage of the executive’s total compensation to the long-term performance of our company. The amount of an executive’s stock-based incentive award is determined subjectively by the Compensation Committee following a recommendation from the Chief Executive Officer (or, with respect to the Chief Executive Officer, by the Compensation Committee), based in part on the executive’s performance. For purposes of valuing options in the determination of the aggregate value of stock-based incentive awards to be granted, for the 2008 grant and the 2009 grant, the Compensation Committee used the binomial method, which was the method recommended and used by the compensation consultant. For accounting purposes, we use the Black-Scholes method to value options in our financial statements. The Compensation Committee then evaluates the forms of stock-based incentive awards to be granted. For the 2008 and 2009 grants, the Compensation Committee determined that the value of the awards should be evenly split between options and restricted stock awards, as was consistent with trends in equity compensation within our comparator group and otherwise appropriate for our executives. For additional information regarding stock-based incentive awards granted to the named executive officers in 2008 and the assumptions underlying the value of those awards, see the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table under “Executive Compensation.” The total grant date fair value of stock-based incentive awards granted to the named executive officers in 2008 and 2009 based on the binomial method was as follows:

	Total Grant Date Fair Value of Stock-Based
	Incentive Awards
Name	2008(1)	2009

Mr. Raspino	$5,000,000	$4,140,000
Mr. Eads	$2,050,000	$1,980,000
Mr. Voegele	$1,600,000	$1,418,000
Mr. Looser	$1,600,000	$1,305,000
Mr. Bane	$1,085,000	$900,000
Mr. Robert	$900,000	$900,000

(1)	For each named executive officer other than Messrs. Eads and Robert, the amount in this column includes the annual award made in January 2008 and a discretionary award also made in January 2008 to recognize their performance in connection with the disposition of our Latin America Land and E&P Services segments in 2007. For Messrs. Eads and Robert, the amount in this column includes only the annual award.

Beginning in 2002, the Compensation Committee generally has granted long-term incentive compensation to executives on the first trading day of each calendar year. The Compensation Committee approves the grant of options at Committee meetings and has not in the past granted options by written consent. With the exception of the annual grants made in 2006 (which were made in February 2006), the values to be granted to the executives are approved at the regularly scheduled December meeting of the Compensation Committee, with the grants being made on the first trading day of the next calendar year. Special grants may be made at other meetings to recognize the promotion of an employee, a change in responsibility of an employee or a specific achievement. For example, the Compensation Committee made a special grant to certain employees, including certain executive officers, to recognize their performance in connection with the disposition of our Latin America Land and E&P Services segments in 2007. We do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation, and we do not grant options with a grant date prior to the date of Compensation Committee approval of the grant. The exercise price of options is equal to the closing market price of our common stock on the NYSE on the grant date.

Long-term incentive compensation is designed to achieve all of the objectives under our executive compensation program. First, it is a mechanism through which executives become (or can become) stockholders, either through the ownership of shares of restricted stock, restricted stock units or options to purchase stock. Second, the vesting provisions of each award generally require continued employment for the awards to vest, thereby incentivizing the executive to remain in our employment. Third, we use long-term incentive compensation to attract external candidates, who, by resigning from their prior employer to accept employment with us, may be surrendering equity and other compensation.

Supplemental Executive Retirement Plan

The fourth component of our executive compensation is the Supplemental Executive Retirement Plan (the “SERP”), which provides special retirement benefits and retiree medical benefits. The Chief Executive Officer and other executives who are proposed for participation by the Chief Executive Officer and approved by the Compensation Committee are eligible to participate in the SERP. The Chief Executive Officer and the Compensation Committee base their proposal and approval, respectively, on a subjective assessment of the executive’s contributions to our company and expected long-term value to the organization. Those contributions and expected value also determine the terms of the executive’s participation, as the credited years of service, vesting terms and change in control payments, among other things, vary from one executive to another. All of the named executive officers currently participate in the SERP.

Participation in the SERP is designed to achieve the recruiting and retention objectives of the executive compensation program. Each participant’s vesting schedule requires continuous employment until the participant is fully vested, and each executive’s participation agreement includes a disincentive for termination before retirement eligibility.

In December 2008, the Compensation Committee approved an amended and restated SERP, and we entered into amended participation agreements with each of the participants in the plan, including the named executive officers. The amendments to the participation agreements and the SERP addressed, among other things, Section 409A of the Internal Revenue Code and related guidance (“Section 409A”). In addition to Section 409A changes, the amendment and restatement of the SERP eliminates pension features that the Compensation Committee determined were not consistent with the current design of the SERP, reflects changes that corresponded to the amended and restated employment agreements and makes certain other changes described below.

Section 409A Related Changes

•	Limited acceleration of change in control benefit. The amended SERP provides that payment of the SERP benefit is accelerated only upon a change in control that satisfies certain requirements of Section 409A. In the case of a non-Section 409A change in control, the participant is required to forgo payment until the earlier of his early retirement date or normal retirement date.

•	Timing requirements for reimbursement of retiree medical expenses. The amended SERP participation agreement clarifies that the participant pays the full cost of retiree medical coverage, subject to reimbursement by us within time limits prescribed by Section 409A.

•	Synchronized payment of SERP death benefit. The SERP previously provided for immediate payment upon a death during employment and delayed payment if death occurred after termination while awaiting a SERP benefit. The amended SERP provides that the SERP benefit is paid within 60 days after death in any event.

Other Changes

•	Joint and survivor annuity replaced with 10-year certain and life. The SERP was originally designed to pay in annuity form. The amended SERP provides for lump sums only. Accordingly, the amended SERP provides for a 10-year certain and life calculation, which eliminates the marital status and age of the spouse as a factor for determining the value of the benefit.

•	Change in control benefit calculation. The SERP previously provided a default change in control benefit, which was applicable only to Messrs. Raspino, Looser and Bane, that equaled five times the participant’s final annual pay (as described under “Executive Compensation — Potential Payments Upon Termination or Change in Control — Supplemental Executive Retirement Plan”). This default provision has been removed from the SERP, and the normal accrued benefit, which was applicable to Messrs. Eads, Voegele and Robert, has been included as the default. Messrs. Looser and Bane have elected to retain the previous default form, and this provision is specified in their amended participation agreements.

•	Minimum normal retirement benefit. The amended SERP may result in a lower expected benefit since the annuity has been converted to a lump sum based on a 10-year certain and life calculation. The amended

SERP includes a provision for a minimum normal retirement benefit (specified in the applicable participation agreement) to protect the expected normal retirement benefit amount, solely to the extent that benefit had been accrued as of December 31, 2008 under the previous calculations.

•	Rabbi trust. The amended SERP provides that a rabbi trust, which is an irrevocable grantor trust the assets of which remain subject to claims of our creditors in the event of bankruptcy or insolvency, must be created and funded prior to a change in control.

•	Amount of death benefit. The SERP previously provided a death benefit limited to the value of the survivor portion of an annuity. The amended SERP provides that the death benefit will be the same amount otherwise accrued by the participant.

•	Other changes. The amended SERP refers to an updated mortality table for actuarial equivalent calculations. The definitions of cause and change in control have been revised to conform substantially to the definitions contained in the amended executive employment agreements. The amended SERP participation agreement makes additional changes that conform to the amended SERP, as well as providing the minimum normal retirement benefit amount for the applicable participant and acknowledging that Mr. Raspino is fully vested in his SERP benefit.

In general, pursuant to the SERP, upon retirement the executive will be entitled to receive, among other things, the vested portion of his SERP benefits, which includes a lump sum payment equal to the actuarial present value of an annual benefit of 50% of his final annual pay payable for 10 years certain and his lifetime. Mr. Raspino’s benefits under the SERP vested in five equal annual installments beginning January 2, 2004. Each of Messrs. Looser’s and Bane’s benefits under the SERP vest in five equal annual installments beginning on January 1, 2006. Each of Messrs. Eads’, Voegele’s and Robert’s benefits vest based on age and service requirements beginning on January 1, 2007.

Additional information about the SERP, including accrued benefit information with respect to each named executive officer and the assumptions with respect to the present value of the current accrued benefits, are disclosed in connection with the “Pension Benefits” table and “Potential Payments Upon Termination or Change in Control” under “Executive Compensation.”

Severance and Change in Control Arrangements

The fifth component of the executive compensation program is severance and change in control arrangements. Each of our named executive officers has entered into an employment agreement with us, which provides severance and change in control protections to the executive.

In December 2008, we entered into amended and restated employment agreements with each of the named executive officers. The amendments to the agreements address, among other things, Section 409A. In addition to Section 409A changes, the amendment and restatement of the employment agreements was intended to reflect changes suggested by the compensation consultant and negotiated with the executives, to adopt more consistent terms and provisions among the employment agreements and to make certain other changes described below.

Section 409A Related Changes

•	Six-month wait for termination payments. The amended agreements delay separation payments, reimbursements and benefits for six months, but allow for payment prior to such time if it would be permitted under the provisions of Section 409A.

•	Timing and amount of reimbursement for legal fees. The amended agreements clarify that legal fee reimbursements will be made within the time period required by Section 409A. The amount is also apportioned by calendar year, as required by Section 409A.

•	Timing requirements for reimbursement of expenses. The amended agreements clarify that all taxable expense reimbursements subject to Section 409A will be made promptly and in accordance with our policies, but in no event later than permitted under Section 409A.

•	Timing of excise tax gross-up payment. The amended agreements clarify that, if the executive is entitled to a gross-up payment, the payment will be provided no later than the date permitted by Section 409A.

•	Timing of execution of release. The amended agreements require that a release of claims be executed no later than 50 days after the date of termination of employment, which allows for the termination payment to be made 60 days after separation, unless a six-month delay is required by Section 409A.

Other Changes

•	10% excise tax gross-up threshold. The amended agreements add a “cap” on parachute payments in the event of a change in control, but continue to provide that a gross-up will apply if the “cap” would reduce payments to the executive by 10% or more.

•	Signed release required as a condition for severance benefits. The amended agreements provide that failure to timely execute a release will cause forfeiture of the executive’s severance benefits for a termination of employment occurring prior to a change in control. In addition, the amended agreements clarify that the executive will not be entitled to any legal fee reimbursements for claims waived or released by the execution of such release.

•	No contract term evergreen following age 65. The amended agreements provide that the term of the agreement will no longer automatically renew beginning with the end of the one-year term in which the executive reaches age 65. The amended agreements provide that failure to renew the agreement at such time will no longer trigger the executive’s constructive termination rights.

•	Expand definition of cause with respect to violations of law. With respect to terminations for “cause,” the definition of cause in each of the amended agreements has been expanded to cover violations of United States law or the law of any jurisdiction applicable to the executive’s employment, including specifically the Foreign Corrupt Practices Act.

•	Merger protection change in control previously approved by Compensation Committee reduced from 80% to 66%. The amended agreements include a “merger protection change in control” as a change in control. A merger protection change in control is generally defined as a merger or consolidation involving our company whereby our stockholders prior to the transaction continue to hold at least 50% but not more than 66% of the voting power of the surviving entity after the transaction. The Compensation Committee had previously approved, and the prior employment agreements for each of Messrs. Eads and Voegele had included, a threshold of 80%, but we have now incorporated the 66% threshold into the definition of merger protection change in control that is used in each of the amended employment agreements and in other of our compensation arrangements. For accelerated benefits to be triggered upon a merger protection change in control, the amended employment agreements require that, during the one-year extended term of the agreements, we terminate the executive other than for cause or the executive terminates due to a constructive termination.

•	Legal fee reimbursement terms prior to change in control. To comply with the requirements of Section 409A, the amended agreements for Messrs. Raspino, Looser, Bane and Robert provide that the executive’s prior level of legal fee reimbursement is split over three calendar years, with 20% of the current maximum reimbursement payable in the year of the executive’s termination and 40% in each of the next two calendar years. Any amount not used in a particular year is forfeited and not carried over to the next calendar year. The amended agreements for Messrs. Voegele and Eads provide for legal fee reimbursement only upon obtaining a favorable final judgment against us, with such reimbursements made prior to the end of the calendar year in which the final judgment occurs, as required by Section 409A.

•	Reduce protected period for Messrs. Raspino and Eads to 24 months following a change in control. The amended agreements for Messrs. Raspino and Eads provide that a change in control termination will occur upon any qualifying termination that occurs within 24 months of a change in control. This period had previously been 36 months.

•	Agreement to consider any changes proposed by us to comply with tax laws. The amended agreements provide that each executive will consider in good faith any future proposal by us to amend the employment agreement in such a way that would enable us to avoid any unfavorable tax consequences.

•	No severance payments on death of executive. Death was removed as a trigger event for separation benefits.

•	Fund rabbi trust immediately prior to change in control for cash severance payment. The amended agreements provide that the cash severance amounts payable upon a change in control termination will be deposited into a rabbi trust prior to the change in control.

•	Full legal fee reimbursement for change in control termination. The amended agreements provide for this change.

•	Clarify “then current” salary and benefits protected. The amended agreements clarify that a constructive termination includes termination of the executive’s employment with us due to resignation after a reduction (for Messrs. Eads and Voegele, unless such reduction is generally applicable to all similarly situated executives of our company) in base salary, target bonus or other benefits “from the levels in effect immediately prior to such reduction.” The amended agreements provide that actual bonus payments and equity awards may be reduced without creating a constructive termination event.

•	Severance to include pro-rata actual bonus for year of termination pre-change in control. The amended agreements provide for this change.

•	Change in control provision with respect to change in board membership. The amended agreements expand the change in control provision with respect to changes in membership of our board of directors to include any incremental change in a majority of the board not approved by incumbent directors. The definition of incumbent directors expressly excludes directors whose initial assumption of office occurs as a result of an actual or threatened election contest.

•	Constructive termination if not re-elected to the board of directors (Mr. Raspino only). Mr. Raspino’s amended agreement provides that a constructive termination event will occur if the executive is not reelected to our board of directors.

The table below provides a brief summary of some of the benefits due to the executives in the event of termination or change in control under their employment agreements, award agreements and the SERP. The table should be read in conjunction with the more detailed descriptions under “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Event	Raspino	Eads	Voegele	Looser	Bane	Robert
Involuntary termination (for any reason other than cause), constructive termination or disability
•   Two years of base salary

• Two times target bonus

• Payment of prior year bonus if not already paid

• Pro-rata bonus for year of termination based on actual performance

• Two years of insurance

• Awards vest

• Options exercisable for original term

• The present value of the SERP benefit is paid 60 days after termination in lump sum
• Two years of base salary

• Two times target bonus

• Payment of prior year bonus if not already paid

• Pro-rata bonus for year of termination based on actual performance

• Two years of insurance

• Awards vest

• Options exercisable for 120 days after termination

• If disability, Options exercisable for one year

• SERP benefits vest on a pro-rata basis and the present value of the benefit is paid 60 days after termination in lump sum	• One year of base salary

• One times target bonus

• Payment of prior year bonus if not already paid

• Pro-rata bonus for year of termination based on actual performance

• One year of insurance

• Awards vest

• Options exercisable for 120 days after termination

• If disability, Options exercisable for one year

• SERP benefits vest on a pro-rata basis and the present value of the benefit is paid on the later of age 55 or 60 days after termination in lump sum	• One year of base salary

• One times target bonus

• Payment of prior year bonus if not already paid

• Pro-rata bonus for year of termination based on actual performance

• One year of insurance

• Awards vest

• Options exercisable for 120 days after termination

• If disability, Options exercisable for one year

• SERP benefits fully vest and present value of the vested benefit is paid on the later of age 55 or 60 days after termination in lump sum	• One year of base salary

• One times target bonus

• Payment of prior year bonus if not already paid

• Pro-rata bonus for year of termination based on actual performance

• One year of insurance

• Awards vest

• Options exercisable for 120 days after termination

• If disability, Options exercisable for one year

• SERP benefits fully vest and present value of the vested benefit is paid on the later of age 55 or 60 days after termination in lump sum	• One year of base salary

• One times target bonus

• Payment of prior year bonus if not already paid

• Pro-rata bonus for year of termination based on actual performance

• One year of insurance

• Awards vest

• Options exercisable for 120 days after termination

• If disability, Options exercisable for one year

• SERP benefits vest on a pro-rata basis and the present value of the benefit is paid on the later of age 55 or 60 days after termination in lump sum

Death	• No severance payments under the employment agreement • Awards vest • Options exercisable for one year • The present value of the SERP benefit is paid to surviving spouse or beneficiary	• No severance payments under the employment agreement

• Awards vest

• Options exercisable for one year

• The SERP benefit fully vests and the present value of the SERP benefit is paid to surviving spouse or beneficiary	• No severance payments under the employment agreement

• Awards vest

• Options exercisable for one year

• The SERP benefit fully vests and the present value of the SERP benefit is paid to surviving spouse or beneficiary	• No severance payments under the employment agreement

• Awards vest

• Options exercisable for one year

• The SERP benefit fully vests and the present value of the SERP benefit is paid to surviving spouse or beneficiary	• No severance payments under the employment agreement

• Awards vest

• Options exercisable for one year

• The SERP benefit fully vests and the present value of the SERP benefit is paid to surviving spouse or beneficiary	• No severance payments under the employment agreement

• Awards vest

• Options exercisable for one year

• The SERP benefit fully vests and the present value of the SERP benefit is paid to surviving spouse or beneficiary

Event	Raspino	Eads	Voegele	Looser	Bane	Robert
Change in control	• Employment agreement extended for two years • Awards vest	• Employment agreement extended for two years • Awards vest	• Employment agreement extended for two years • Awards vest	• Employment agreement extended for two years • Awards vest	• Employment agreement extended for two years • Awards vest	• Employment agreement extended for two years • Awards vest

Merger protection change in control	• Employment agreement extended for one year	• Employment agreement extended for one year	• Employment agreement extended for one year	• Employment agreement extended for one year	• Employment agreement extended for one year	• Employment agreement extended for one year

Involuntary termination, constructive termination, voluntary resignation or disability during extended period of employment agreement following change in control; or involuntary termination, constructive termination or disability during extended period of employment agreement following merger protection change in control
•   Three years of base salary

• Three times maximum bonus

• Payment of prior year bonus if not already paid

• Three years of insurance

• Options exercisable for original term

• Potential reimbursement for certain taxes

• SERP benefit paid immediately in lump sum equal to actuarial present value of annual benefit of 50% of final annual pay payable for lifetime

• Voluntary resignation must be within 12 months of change in control
• Three years of base salary

• Three times maximum bonus

• Payment of prior year bonus if not already paid

• Three years of insurance

• Options exercisable until later of 120 days after termination or two years after change in control

• Potential reimbursement for certain taxes

• SERP benefit vests in lump sum equal to actuarial present value of annual benefit of 50% of final annual pay payable for lifetime and is paid immediately

• Voluntary resignation must be within 12 months of change in control	• Two years of base salary

• Two times maximum bonus

• Payment of prior year bonus if not already paid

• Two years insurance

• Options exercisable until later of 120 days after termination or two years after change in control

• Potential reimbursement for certain taxes

• SERP benefit vests in lump sum equal to actuarial present value of annual benefit of 50% of final annual pay payable for lifetime and, depending on the change in control, is paid immediately or deferred until later of age 55 or 60 days after termination

• Voluntary resignation must be within six months of change in control	• Two years of base salary

• Two times maximum bonus

• Payment of prior year bonus if not already paid

• Two years insurance

• Options exercisable until later of 120 days after termination or two years after change in control

• Potential reimbursement for certain taxes

• SERP benefits vest in lump sum equal to the greater of final annual pay at the time of the change in control or termination, multiplied by five and, depending on the change in control, is paid immediately or deferred until later of age 55 or 60 days after termination

• Voluntary resignation must be within six months of change in control	• Two years of base salary

• Two times maximum bonus

• Payment of prior year bonus if not already paid

• Two years insurance

• Options exercisable until later of 120 days after termination or two years after change in control

• Potential reimbursement for certain taxes

• SERP benefits vest in lump sum equal to the greater of final annual pay at the time of the change in control or termination, multiplied by five and, depending on the change in control, is paid immediately or deferred until later of age 55 or 60 days after termination

• Voluntary resignation must be within six months of change in control	• Two years of base salary

• Two times maximum bonus

• Payment of prior year bonus if not already paid

• Two years insurance

• Options exercisable until later of 120 days after termination or two years after change in control

• Potential reimbursement for certain taxes

• SERP benefit vests in lump sum equal to actuarial present value of annual benefit of 50% of final annual pay payable for lifetime and, depending on the change in control, is paid immediately or deferred until later of age 55 or 60 days after termination

• Voluntary resignation must be within six months of change in control

Event	Raspino	Eads	Voegele	Looser	Bane	Robert
Termination for cause	• All options and unvested restricted stock expire immediately • Right to earned and accrued compensation • No severance or SERP benefits	• All options and unvested restricted stock expire immediately • Right to earned and accrued compensation • No severance or SERP benefits	• All options and unvested restricted stock expire immediately • Right to earned and accrued compensation • No severance or SERP benefits	• All options and unvested restricted stock expire immediately • Right to earned and accrued compensation • No severance or SERP benefits	• All options and unvested restricted stock expire immediately • Right to earned and accrued compensation • No severance or SERP benefits	• All options and unvested restricted stock expire immediately • Right to earned and accrued compensation • No severance or SERP benefits

Retirement on or after age 62 without change in control
•   2008 and prior agreements provide for full vesting of awards

• 2009 awards will be paid or become exercisable in accordance with original schedule as if executive remained employed

• Options granted prior to 2009 remain exercisable for one year after retirement

• Options granted in 2009 remain exercisable for three years after retirement

• Right to receive benefits under the SERP
• 2008 and prior agreements provide for full vesting of awards

• 2009 awards will be paid or become exercisable in accordance with original schedule as if executive remained employed

• Options granted prior to 2009 remain exercisable for one year after retirement

• Options granted in 2009 remain exercisable for three years after retirement

• SERP benefits fully vest and right to receive benefits under the SERP	• 2008 and prior agreements provide for full vesting of awards

• 2009 awards will be paid or become exercisable in accordance with original schedule as if executive remained employed

• Options granted prior to 2009 remain exercisable for one year after retirement

• Options granted in 2009 remain exercisable for three years after retirement

• SERP benefits fully vest and right to receive benefits under the SERP	• 2008 and prior agreements provide for full vesting of awards

• 2009 awards will be paid or become exercisable in accordance with original schedule as if executive remained employed

• Options granted prior to 2009 remain exercisable for one year after retirement

• Options granted in 2009 remain exercisable for three years after retirement

• SERP benefits fully vest and right to receive benefits under the SERP	• 2008 and prior agreements provide for full vesting of awards

• 2009 awards will be paid or become exercisable in accordance with original schedule as if executive remained employed

• Options granted prior to 2009 remain exercisable for one year after retirement

• Options granted in 2009 remain exercisable for three years after retirement

• SERP benefits fully vest and right to receive benefits under the SERP	• 2008 and prior agreements provide for full vesting of awards

• 2009 awards will be paid or become exercisable in accordance with original schedule as if executive remained employed

• Options granted prior to 2009 remain exercisable for one year after retirement

• Options granted in 2009 remain exercisable for three years after retirement

• SERP benefits fully vest and right to receive benefits under the SERP

The Compensation Committee believes that the change in control protections described above provide the named executive officers, whose jobs would generally be at the greatest risk in a change in control, with a greater level of financial security in the event of a change in control. The Compensation Committee believes that this additional level of security is effective and necessary to ensure that these executives remain focused on our performance and the creation of stockholder value through the successful execution of any change in control transaction rather than on the potential uncertainties associated with their own employment. The Compensation Committee believes that our severance and change in control arrangements are competitive and are generally representative of typical executive severance pay packages.

Perquisites

The sixth component of the executive compensation program is perquisites. We provide three types of perquisites. First, each executive receives an automobile allowance in the amount of $750 per month and a gas card paid by us. Second, we pay for each executive to have an annual physical examination. Third, we currently pay a portion of health club dues and monthly, but not initiation, fees for an executive’s club membership where there is a valid business purpose, including the entertainment of customers. These perquisites are available to all executive officers, except with respect to membership fees, which are awarded when the Chief Executive Officer (with respect to executive officers) or the Compensation Committee (with respect to the Chief Executive Officer) determines a valid business purpose is involved. In 2009, we paid the legal fees for our named executive officers in connection with the amendments to their employment agreements and SERP participation agreements described above. In addition, from time to time we have paid the legal fees for certain candidates for executive offices in connection with the completion of their employment agreements with us. We do not expect to pay the legal fees for candidates for executive offices in the future, but we may continue to pay the legal fees for our executive officers in connection with the negotiation of new, or amendments to existing, employment and other agreements requested by us.

The Compensation Committee has reviewed the costs to our company of these additional benefits and does not consider them to be significant. For additional information regarding perquisites, see “Executive Compensation — Summary Compensation Table.”

Other Benefits

Executives are eligible, with all employees, for various benefit plans, including the 401(k) plan and the Employee Stock Purchase Plan, among others. Our named executive officers also are eligible to participate in our 401(k) restoration plan, which provides similar benefits to our 401(k) plan with respect to highly compensated employees whose compensation exceeds the Internal Revenue Service limitations on the amount of compensation that is eligible for match in our regular 401(k) plan. The Compensation Committee exercises no discretion over this participation.

Stock Ownership Guidelines

We have adopted a guideline that each executive own shares of our common stock with a market value at least equal to the individual’s base salary. Unvested restricted stock awards are included in the calculation; shares subject to unexercised options are not included. Executives are expected to attain these minimum levels of stock ownership by the sixth anniversary of the effective date of the initial election or appointment of such person as an executive officer. All of our executives currently exceed the ownership guidelines. In addition, our insider trading policy restricts certain hedging arrangements by our executives, including purchasing, selling or writing options on our securities or engaging in transactions in other third-party derivative securities with respect to our securities. The total value of stock ownership as of March 31, 2009, based on the closing price of our common stock on that date, as compared to each individual’s base salary as of December 31, 2008 was as follows:

Name	Base Salary	Value of Common Stock

Mr. Raspino	$950,000	$6,917,499
Mr. Eads	$560,000	$2,635,239
Mr. Voegele	$425,000	$1,789,064
Mr. Looser	$402,000	$2,049,630
Mr. Bane	$352,000	$1,400,840
Mr. Robert	$355,000	$1,233,572

Accounting and Tax Matters

Section 162(m) of the Internal Revenue Code denies a compensation deduction for federal income tax purposes for certain compensation in excess of $1 million paid to specified individuals. “Performance based” compensation meeting specified standards is deductible without regard to the $1 million cap. The Compensation Committee has approved payment of compensation in 2008 in excess of what is deductible under Section 162(m) and reserves the right to structure future compensation of our executive officers without regard for whether such compensation is fully deductible if, in the Compensation Committee’s judgment, it is in the best interests of our company and our stockholders to do so. The 2008 compensation of all the named executive officers qualifies for deductibility, with the exception of $4.0 million relating to a portion of base salary, bonuses, restricted stock awards and other benefits.

Section 409A of the Internal Revenue Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income as a result of not complying with Section 409A will be increased by an interest component as specified by statute, and the amount included in income will also be subject to a 20% excise tax. In general, to avoid a Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change-in-control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury Department may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax.

Section 409A is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may apply to certain awards under our long-term incentive plans. For example, restricted stock units may be classified as deferred compensation for this purpose. We believe we have structured our compensation arrangements in a manner that complies with or is exempt from Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Archie W. Dunham, Chairman
Kenneth M. Burke
David A. Hager

EXECUTIVE COMPENSATION

The following tables provide information regarding the compensation awarded to or earned during the years ended December 31, 2008, 2007 and 2006 by our chief executive officer, chief financial officer and each of the next four most highly compensated executive officers who were serving as executive officers on December 31, 2008 (the “named executive officers”). We have included six named executive officers, rather than the required five, because these individuals represent our executive management team responsible for the day-to-day operations of our core business and the associated execution of our long-term strategic plan. The tables following the summary compensation table provide additional detail with respect to grants of plan-based awards, the value of outstanding equity awards as of December 31, 2008, the value of options exercised and stock awards that vested during 2008, pension benefits and estimates of changes in post-employment benefits.

Summary Compensation Table

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(1)	Earnings(4)	Compensation(5)	Total

Louis A. Raspino	2008	$925,000	$—	$2,351,165	$1,636,653	$1,028,347	$1,593,432	$38,160	$7,572,757
President and Chief	2007	875,000	—	1,544,056	1,392,320	1,203,141	199,737	42,188	5,256,442
Executive Officer	2006	800,000	—	1,246,037	1,317,112	600,000	896,873	32,853	4,892,875
and Director(6)
Rodney W. Eads	2008	$547,579	$—	$883,157	$861,922	$428,300	$560,002	$25,055	$3,306,015
Executive Vice	2007	517,500	—	697,568	739,401	561,441	3,819,580	27,147	6,362,637
President and Chief	2006	134,615	450,000	166,931	156,625	—	—	22,621	930,792
Operating Officer(7)
Brian C. Voegele	2008	$415,475	$—	$489,977	$435,112	$311,500	$337,310	$10,894	$2,000,267
Senior Vice	2007	390,000	—	260,983	361,002	324,233	1,506,463	11,110	2,853,791
President and Chief	2006	362,500	—	166,005	123,492	180,069	—	11,381	843,447
Financial Officer
W. Gregory Looser	2008	$392,142	$—	$718,091	$424,267	$286,700	$229,295	$23,660	$2,074,155
Senior Vice	2007	371,000	—	473,047	345,844	315,063	(82,386)	25,532	1,448,100
President-Legal,	2006	337,500	22,316	540,593	390,724	182,684	129,345	25,810	1,628,972
Information Strategy, General Counsel and Secretary
Lonnie D. Bane	2008	$343,626	$—	$591,335	$336,951	$237,300	$329,301	$25,941	$1,864,454
Senior Vice	2007	327,500	—	379,998	305,363	269,341	(156,961)	26,733	1,151,974
President, Human	2006	300,000	12,615	403,616	373,493	162,385	279,799	27,357	1,559,265
Resources and Administration
Kevin C. Robert	2008	$346,867	$—	$387,274	$300,825	$237,300	$291,335	$28,078	$1,591,679
Senior Vice	2007	326,500	—	264,476	228,846	253,927	1,317,447	29,434	2,420,630
President,	2006	291,304	11,327	146,556	131,861	153,673	—	26,552	761,274
Marketing and Business Development

(1)	Cash bonuses paid pursuant to performance metrics under our annual cash incentive plan for 2008, 2007 and 2006, including the 30% increase in all annual cash incentive compensation bonuses for our employees in 2007, are listed under the column “Non-Equity Incentive Plan Compensation.” For 2006, Mr. Eads’ bonus included a $100,000 sign-on bonus and a $350,000 bonus pursuant to his employment agreement, which are included in the “Bonus” column. For 2006, Messrs. Looser, Bane and Robert were awarded discretionary bonuses by the Compensation Committee based on a recommendation from the Chief Executive Officer, which are included in the “Bonus” column.

(2)	The amounts in this column represent the compensation cost we recognized for financial statement reporting purposes with respect to 2008, 2007 and 2006 for restricted stock awards granted in 2008, 2007 and 2006 and prior years, in accordance with SFAS No. 123(R). Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of equity awards is calculated using the closing price of our common stock on the date of grant. For stock awards, grant date fair values per share were $18.43, $20.07, $33.89, $33.62, $28.68 and $34.50 for the January 2, 2004, January 3, 2005, January 25, 2006, February 9, 2006, January 3, 2007 and January 2, 2008 grants, respectively. In December 2006, changes were made to the procedures regarding personal income tax withholding for outstanding restricted stock awards held by officers resulting in these awards being reclassified from equity to liability awards under the provisions of SFAS No. 123(R). Due to this modification, the fair value and recognized expense for the 2007 grants were calculated using the closing price of our common stock on December 29, 2006, of $30.01 per share. For additional information, see Note 11 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2008. These amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the executive.

(3)	The amounts in this column represent the compensation cost we recognized for financial statement reporting purposes with respect to 2008, 2007 and 2006 for stock options granted in 2008, 2007 and 2006 and prior years, in accordance with SFAS No. 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value of stock options is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	2008	2007	2006	2005	2004	2003

Dividend yield	0%	0%	0%	0%	0%	0%
Expected volatility	35.1%	31.2%	32.6%	30.7%	56.4%	62.6%
Risk-free interest rate	3.3%	4.7%	4.6%	3.7%	3.3%	3.0%
Expected life	5.3 years	6.3 years	6.3 years	5.0 years	5.0 years	5.0 years
Weighted average grant-date fair value of stock options granted	$12.92	$11.80	$13.79	$6.99	$9.28	$8.53

For additional information, see Note 11 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2008. These amounts reflect our accounting expense and do not correspond to the actual value that may be recognized by the executive.

(4)	This column reflects the aggregate increase in actuarial present value of benefits under the SERP accrued during 2008, 2007 and 2006. Our named executive officers did not receive any above-market or preferential earnings on nonqualified deferred compensation during 2008, 2007 or 2006.

(5)	The amounts shown in this column reflect matching contributions under our 401(k) plan, automobile allowances, gas cards and life insurance premiums. The amounts for Messrs. Raspino and Robert also include certain club membership fees. The 2006 amount for Mr. Eads also includes reimbursement for legal fees of $20,000 incurred by him in connection with the negotiation of his employment agreement.

(6)	Mr. Raspino does not receive compensation for service as a director.

(7)	Mr. Eads joined our company in September 2006.

Grants of Plan-Based Awards

The table below reports all grants of plan-based awards made during 2008.

					All Other
					Stock	All Other
					Awards:	Option
		Estimated Possible Payouts			Number of	Awards:	Exercise
		Under Non-Equity Incentive			Shares of	Number of	or Base	Grant Date
		Plan Awards(1)			Stock or	Securities	Price	Fair Value
	Grant	Threshold	Target	Maximum	Units	Underlying	of Option	of Stock and
Name	Date	($)	($)	($)	(2)(3)	Options(2)(4)	Awards(5)	Option Awards(6)

Louis A. Raspino		$231,250	$925,000	$1,850,000
	01/02/2008				81,150			$2,799,675
	01/02/2008					163,100	$34.50	$2,107,252
Rodney W. Eads		$102,671	$410,684	$821,369
	01/02/2008				30,250			$1,043,625
	01/02/2008					74,300	$34.50	$959,956
Brian C. Voegele		$67,515	$270,058	$540,117
	01/02/2008				26,550			$915,975
	01/02/2008					50,750	$34.50	$655,690
W. Gregory Looser		$58,821	$235,285	$470,571
	01/02/2008				26,550			$915,975
	01/02/2008					50,750	$34.50	$655,690
Lonnie D. Bane		$51,545	$206,176	$412,351
	01/02/2008				17,300			$596,850
	01/02/2008					36,250	$34.50	$468,350
Kevin C. Robert		$52,030	$208,120	$416,240
	01/02/2008				13,300			$458,850
	01/02/2008					32,650	$34.50	$421,838

(1)	These columns represent awards under our annual cash incentive plan. For additional information about the annual cash incentive plan, please read “Compensation Discussion and Analysis — Overview of Compensation — Annual Incentive Compensation.”

(2)	All awards in this column were made pursuant to our 1998 Long-Term Incentive Plan. For additional information about the 1998 Long-Term Incentive Plan, please read “Compensation Discussion and Analysis — Overview of Compensation — Long-Term Stock-Based Compensation.”

(3)	This column consists of restricted stock units, which vest in four equal annual installments beginning on the first anniversary of the grant date.

(4)	This column consists of options to purchase our common stock. The options granted on January 2, 2008 become exercisable in four equal annual installments beginning on January 2, 2009.

(5)	The exercise price is equal to the closing market price of our common stock on the NYSE on the grant date and may be paid in cash or by tendering shares of our common stock. Applicable tax obligations may be paid in cash or by withholding of shares of our common stock.

(6)	These amounts represent the full fair value of stock options and restricted stock awards granted to each executive during 2008 as calculated under SFAS No. 123(R). For the relevant assumptions used to determine the valuation of our awards, see Note 11 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2008. The table also shows unvested restricted stock awards assuming a market value equal to the closing price of our common stock on December 31, 2008 of $15.98 per share.

	Option Awards				Stock Awards
	Number of Securities	Number of Securities			Number of Shares	Market Value of
	Underlying	Underlying			or Units of	Shares or Units
	Unexercised	Unexercised			Stock That	of Stock
	Options(#):	Options(#):	Option Exercise	Option	Have Not	That Have Not
Name	Exercisable(1)	Unexercisable(1)	Price($)	Expiration Date	Vested(#)(2)	Vested ($)(4)

Louis A. Raspino	100,000	—	$18.43	1/3/2014	—	—
	85,000	—	$20.07	1/4/2015	—	—
	50,000	—	$25.47	7/7/2015	—	—
	76,394	76,394	$33.62	2/9/2016	—	—
	48,375	145,125	$28.68	1/3/2017	—	—
	—	163,100	$34.50	1/2/2018	—	—
	—	—	—	—	193,945	$3,099,241
Rodney W. Eads	75,000	—	$28.00	9/19/2016	—	—
	25,000	25,000	$28.00	9/19/2016	—	—
	9,625	28,875	$28.68	1/3/2017	—	—
	—	74,300	$34.50	1/2/2018	—	—
	—	—	—	—	50,550	$807,789
Brian C. Voegele	37,500	—	$33.89	1/25/2016	—	—
	12,400	37,200	$28.68	1/3/2017	—	—
	—	50,750	$34.50	1/2/2018	—	—
	—	—	—	—	48,489	$774,854
W. Gregory Looser	2,500	—	$20.07	1/4/2015	—	—
	16,182	16,182	$33.62	2/9/2016	—	—
	12,400	37,200	$28.68	1/3/2017	—	—
	—	50,750	$34.50	1/2/2018	—	—
	—	—	—	—	57,192	$913,928
Lonnie D. Bane	62,500	—	$20.07	1/4/2015	—	—
	13,619	13,620	$33.62	2/9/2016	—	—
	10,500	31,500	$28.68	1/3/2017	—	—
	—	36,250	$34.50	1/2/2018	—	—
	—	—	—	—	44,160	$705,677
Kevin C. Robert	12,544	12,544	$33.62	2/9/2016	—	—
	9,062	27,188	$28.68	1/3/2017	—	—
	—	32,650	$34.50	1/2/2018	—	—
	—	—	—	—	33,059	$528,283

(1)	The options expiring in 2014 and 2015 generally vested in five equal semi-annual installments beginning on the six-month anniversary of the grant date. The options expiring in 2016, 2017 and 2018 vest in four equal annual installments beginning on the first anniversary of the grant date, except for 75,000 options granted to Mr. Eads and 37,500 options granted to Mr. Voegele expiring in 2016, which vest in four equal semi-annual installments beginning on the six-month anniversary of the grant date.

(2)	These restricted stock awards vest in four equal annual installments beginning on the first anniversary of the grant date.

(3)	This column represents the closing price of our common stock on December 31, 2008 multiplied by the number of shares subject to restricted stock awards.

Option Exercises and Stock Vested

The following table sets forth certain information regarding stock options and restricted stock awards exercised and vested, respectively, during 2008.

			Stock Awards:
	Option Awards:		Number of
	Number of Shares		Shares Acquired
	Acquired on	Value Realized on	on Vesting	Value Realized on
Name	Exercise (#)	Exercise ($)(1)	(#)	Vesting ($)(2)
Louis A. Raspino	100,000	$3,140,000	53,423	$1,826,648
Rodney W. Eads	—	—	24,850	$834,771
Brian C. Voegele	—	—	8,475	$281,545
W. Gregory Looser	90,000	$2,176,000	18,451	$623,292
Lonnie D. Bane	—	—	14,443	$487,023
Kevin C. Robert	15,000	$305,700	8,805	$296,086

(1)	Represents the difference between the sale price of our common stock at exercise and the exercise price of the options.

(2)	Represents the value of the shares on the vesting date based on the closing price of our common stock on such date.

Pension Benefits

The following table discloses the years of credited service of, present single-sum value of the accrued benefits for, and payments during the last fiscal year under the SERP.

		Number of
		Years/Months	Present Value of	Payments During
		Credit Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name(1)	(#)(2)	($)(3)	($)

Louis A. Raspino	Supplemental Executive Retirement Plan	5 years	$7,891,269	—
Rodney W. Eads	Supplemental Executive Retirement Plan	24 months	$4,362,383	—
Brian C. Voegele	Supplemental Executive Retirement Plan	24 months	$1,831,170	—
W. Gregory Looser	Supplemental Executive Retirement Plan	3 years	$976,874	—
Lonnie D. Bane	Supplemental Executive Retirement Plan	3 years	$1,639,234	—
Kevin C. Robert	Supplemental Executive Retirement Plan	24 months	$1,608,782	—

(1)	The SERP is a non-qualified retirement plan that provides for retirement benefits, to the extent vested, to be paid to the participating executive officer after the officer’s termination or retirement. The SERP also provides a death benefit. In addition, if a participant terminates employment with a vested right to a retirement benefit under the SERP, the participant, his spouse and his eligible dependents will be entitled to retiree medical and dental benefits. No assets are currently held with respect to the SERP; therefore, benefits are funded when paid to the participants or, upon a change in control, when funded into the rabbi trust. We account for the SERP in accordance with SFAS No. 87, “Employers Accounting for Pensions.” We recognize its estimated liability and the related compensation expense over the estimated service period of each participant. For additional information about the SERP, see “Compensation Discussion and Analysis — Overview of Compensation — Supplemental Executive Retirement Plan” above and “Potential Payments Upon Termination or Change in Control — Supplemental Executive Retirement Plan” below.

(2)	The number of years, or months in case of Messrs. Eads, Voegele and Robert, of service is as of December 31, 2008. Years or months of credited service are not considered for purposes of benefit accrual, but are taken into account for vesting purposes. Years or months of service also are not considered for purposes of qualifying for retiree medical and dental benefits; rather, a participant qualifies for retiree medical and dental benefits if the participant terminates employment with a vested right to a retirement benefit under the SERP. Mr. Raspino is fully vested in the SERP. Messrs. Looser and Bane generally become vested in the SERP in 20% increments over five years of plan participation. Messrs. Eads, Voegele and Robert each vest on a pro-rata basis determined by a fraction, the numerator of which is the number of full months of the individual’s actual service beginning from January 1, 2007 and the denominator of which is the earlier of the number of months from January 1, 2007 until (1) the individual attains age 62 or (2) the individual attains 15 years of service and an age of 55 or older. As of December 31, 2008, Mr. Eads was 31.6% vested, Mr. Voegele was 14.3% vested and Mr. Robert was 15.2% vested. On December 31, 2008, Messrs. Looser and Bane each had three years of vesting service (four years as of January 1, 2009). Messrs. Eads, Voegele and Robert began vesting service on January 1, 2007, and had 24 months of vesting service as of December 31, 2008. Early retirement eligibility under the SERP is based on termination after attainment of age 55 and 15 years of employment. Messrs. Raspino and Bane are deemed to meet the service requirement for early retirement eligibility. Messrs. Looser, Voegele and Robert will not satisfy both criteria for early retirement eligibility for 16, 12 and 11 years, respectively. Mr. Eads will not satisfy the criteria for early retirement eligibility prior to attaining his normal retirement age of 62.

(3)	The present value has been calculated assuming the executive retires at the normal retirement age under the SERP (age 62). In addition, the executive is eligible for retiree medical and dental benefits. The calculation of the present value of accumulated benefits is equal to the present value of the full benefit under the plan based on the actuarial equivalent of a 10-year certain and life annuity. Because the SERP benefit is not calculated based on service, the full benefit, which is 50% of final pay, is considered to be the accumulated benefit. For accounting purposes, the cost of benefits is accrued over the vesting period.

Potential Payments Upon Termination or Change in Control

Employment Agreements, Stock Options and Restricted Stock Awards

On December 31, 2008, we entered into amended and restated employment agreements with each of our named executive officers. The amendments to the agreements address, among other things, Section 409A and certain other matters described below.

The initial term of each of the amended agreements expires as follows: Mr. Raspino, December 3, 2009; Mr. Eads, September 18, 2009; Mr. Voegele, January 25, 2010; Mr. Looser, December 4, 2009; Mr. Bane, June 1, 2009; and Mr. Robert, February 28, 2010. Each agreement is subject to automatic renewals for successive one-year terms until either party terminates the contract effective upon the next scheduled expiration date, with at least one year’s advance notice. Each of the amended agreements provides that the term of the agreement will not automatically renew beginning with the end of the one-year term in which the executive reaches age 65 and that failure to renew the agreement at such time will not trigger the executive’s constructive termination rights under the agreement.

Our executives can be terminated by us at anytime for any reason and their rights to benefits upon such termination are summarized below. Each of the executive’s amended agreement and equity award agreements provide benefits to the executive upon termination or change in control as described below. Each of the amended agreements provides that any cash and/or benefits payable to the executive on account of termination of employment and otherwise subject to the provisions of Section 409A will be delayed for six months.

Mr. Raspino

Involuntary Termination.  Under Mr. Raspino’s amended employment agreement, if he is terminated involuntarily for reasons not associated with a change in control and not due to cause, he will receive:

(1) two full years of base salary (not less than the highest annual base salary during the preceding three years);

(2) an amount equal to the pro-rata actual bonus plus two times the target award under our annual incentive compensation plan for the year of termination;

(3) life, health and accident and disability insurance continued for two years or until reemployment, whichever is earlier (for the executive, and for his immediate family to the extent available); and

(4) immediate vesting of his equity awards, with the options remaining exercisable for their original term.

The employment agreement requires that Mr. Raspino timely execute a release to receive the above benefits. In addition, the agreement provides that Mr. Raspino will not be entitled to any legal fee reimbursements for claims waived or released by the execution of such release.

The employment agreement treats disability, specified constructive terminations of the executive (including, with respect to Mr. Raspino’s agreement only, if Mr. Raspino is not reelected to our board of directors) or our failure to renew an agreement at the end of its term (unless the executive has attained age 65) as an involuntary termination of the executive.

Change in Control.  The employment agreement also provides Mr. Raspino protection in the event of a change in control. A “change in control” is generally defined to include the acquisition by a person of 20% or more of our voting power, specified changes in a majority of the board of directors, a merger resulting in existing stockholders having less than 50% of the voting power in the surviving company and sale or liquidation of our company. In addition, the amended agreement includes a “merger protection change in control” as a change in control. A merger protection change in control is generally defined as a merger or consolidation involving our company whereby our stockholders prior to the transaction continue to hold at least 50% but not more than 66% of the voting power of the surviving entity after the transaction.

In the event of a change in control, the term of Mr. Raspino’s employment agreement will be extended for a period of two years from the date of a change in control that is not a merger protection change in control, or a period of one year from the date of a merger protection change in control. In the event of an involuntary termination or constructive termination of Mr. Raspino during the extended term of the agreement or voluntary resignation by him within 12 months after a change in control that is not a merger protection change in control, he will be entitled to receive:

(1) three full years of base salary;

(2) three times the maximum bonus award for the year of termination;

(3) life, health and accident and disability insurance continued for three years or until reemployment, whichever is earlier; and

(4) immediate vesting of his equity awards, with the options remaining exercisable for their original term.

The amended agreement provides that the amounts set forth in (1) and (2) above will be deposited into a rabbi trust prior to the change in control.

The employment agreement also provides that we will reimburse Mr. Raspino for certain taxes incurred by him as a result of payments following a change in control. The amended agreement provides for a cap on certain payments in the event of a change in control, but that a gross-up will apply if the cap would reduce payments to the executive by 10% or more.

Retirement.  In the event of retirement not in connection with a change in control on or after age 62, the award agreements provide that Mr. Raspino’s equity awards (1) granted in 2008 and prior years will vest immediately, with options remaining exercisable for one year following retirement, and (2) granted in 2009 will be paid or become exercisable in accordance with the original schedule as if the executive remained employed, with options remaining exercisable for three years after retirement.

Death.  The amended employment agreement contains no provision regarding separation pay or benefit continuation in the event of termination due to death. Under the terms of outstanding equity awards, termination due to death results in immediate vesting, with options remaining exercisable for one year after death.

Mr. Eads

Under Mr. Eads’ amended employment agreement, he generally will receive the same benefits as Mr. Raspino, except that Mr. Eads’ amended employment agreement does not address the vesting or exercisability of awards under our long-term incentive plans following specified terminations. However, under Mr. Eads’ outstanding equity award agreements (which were not amended in connection with the amendment to his employment agreement):

(1) In the event of involuntary termination or constructive termination not associated with a change in control and not due to cause, Mr. Eads’ equity awards will vest, with options remaining exercisable for 120 days following termination, but in no event beyond the maximum option term. In the event of termination by reason of death or disability, Mr. Eads’ equity awards will vest, with options remaining exercisable for one year, but in no event beyond the maximum option term.

(2) In the event of an involuntary termination or constructive termination within two years, or a voluntary resignation within 12 months, of a change in control that is not a merger protection change in control, or an involuntary termination or constructive termination within 12 months of a merger protection change in control, Mr. Eads’ equity awards will vest, with options remaining exercisable until the later of two years following the change in control or 120 days following the termination, but in no event beyond the maximum option term.

Messrs. Voegele, Looser, Bane and Robert

Under the amended employment agreements and award agreements of Messrs. Voegele, Looser, Bane and Robert, the executive generally will receive the same benefits as Mr. Eads with the following exceptions:

(1) In the event of involuntary termination or constructive termination not associated with a change in control and not due to cause, the executive will receive (a) one full year of base salary, (b) an amount equal to the pro-rata actual bonus plus one times the target award under our annual incentive compensation plan for the year of termination and (c) life, health and accident and disability insurance continued for one year or until reemployment, whichever is earlier. In addition, under each of Messrs. Looser’s, Bane’s and Robert’s amended employment agreements, the executive’s equity awards will vest, with options remaining exercisable for the later of (i) 120 days following the termination or (ii) the date specified by the underlying option agreement, but in no event beyond the maximum option term. Mr. Voegele’s outstanding award agreements provide for such vesting and exercisability.

(2) In the event of an involuntary termination or constructive termination within two years, or a voluntary resignation within six months, of a change in control that is not a merger protection change in control, or an involuntary termination or constructive termination within 12 months of a merger protection change in control, the executive will receive (a) two full years of base salary, (b) two times the maximum bonus award under our annual incentive compensation plan for the year of termination and (c) life, health and accident and disability insurance continued for two years or until reemployment, whichever is earlier. In addition, under each of Messrs. Looser’s, Bane’s and Robert’s amended employment agreements, the executive’s equity awards will vest, with options remaining exercisable for the later of (i) two years after the date of the change in control, (ii) 120 days after the date of the executive’s termination or (iii) the date specified by the underlying option agreement, but in no event beyond the maximum option term. Mr. Voegele’s outstanding award agreements provide for such vesting and exercisability.

Noncompete

In addition, the employment agreements provide a noncompete clause of two years for Messrs. Raspino and Eads, one year for Mr. Voegele and six months for Messrs. Bane, Looser and Robert after termination (voluntary or involuntary) assuming that it was not due to a change in control. In the event of a change in control, the noncompete clause does not apply.

Supplemental Executive Retirement Plan

We have implemented the SERP to provide specified benefits to certain management and highly compensated employees. The SERP is an unfunded, deferred compensation arrangement for the Chief Executive Officer and executives proposed for participation by the Chief Executive Officer and approved by the Compensation Committee and who otherwise meet the other requirements of the SERP. The specific provisions of a participant’s benefits are governed by his SERP participation agreement. Each of the named executive officers currently employed by us participates in the SERP. The terms of each executive’s participation agreement is described below.

If the executive’s employment terminates for any reason other than cause on or after his “normal retirement date,” which is the date he attains age 62, then we will make a lump sum payment to him within 60 days of his termination equal to the actuarial present value of an annual benefit of 50% of his final annual pay payable for 10 years certain and his lifetime. This normal retirement benefit will not be lower than the minimum normal retirement benefit amount identified in the executive’s SERP participation agreement. If the executive voluntarily terminates his employment with us prior to his normal retirement date but on or after his “early retirement date,” which is the date he has attained age 55 and has completed 15 years of continuous employment with us, then he will be entitled to an early retirement benefit in the form of a lump sum payment within 60 days of his termination equal to the actuarial present value of an annual benefit of 50% of his final annual pay payable for 10 years certain and his lifetime, reduced by certain early termination factors based on the number of years from the date of that termination to his normal retirement date. “Final annual pay” for purposes of the benefits calculations with respect to Messrs. Raspino, Looser and Bane means the executive’s base annual salary and target bonus award under our annual incentive compensation plan as in effect on the executive’s last day of active employment. “Final annual pay” for purposes of the benefits calculations with respect to Messrs. Voegele, Eads and Robert means the sum of (1) the executive’s average base annual salary over the five years preceding his last day of active employment and (2) the executive’s target bonus percentage under our annual incentive compensation plan as in effect on the executive’s last day of active employment multiplied by the amount in clause (1) above.

For Mr. Raspino, the foregoing benefits vested in five equal annual installments beginning January 2, 2004. For Messrs. Looser and Bane, the foregoing benefits vest in five equal annual installments beginning January 1, 2006. For Messrs. Voegele, Eads and Robert, the foregoing benefits will fully vest upon the executive’s normal retirement date or, if earlier, his early retirement date and upon a termination by reason of death or disability.

If an executive’s service is terminated by us prior to his normal retirement date other than for cause or by the executive due to certain events including non-renewal or breach by us of his employment agreement or for good reason, then:

•	with respect to Messrs. Raspino, Looser and Bane, (a) the executive’s SERP benefit will immediately vest, (b) three years will be added to the executive’s age and time of service for purposes of determining the executive’s eligibility for and the amount of his early retirement benefit (as of the date hereof, Mr. Raspino is deemed to have met the requirements for an early retirement benefit and Mr. Bane has been deemed to have completed the time of service requirement for an early retirement benefit) and (c) the actuarial equivalent of the normal retirement benefit or early retirement benefit, as applicable, will be paid in a lump sum on the later of the executive’s attainment of age 55 or 60 days after the executive’s termination; and

•	with respect to Messrs. Voegele, Eads and Robert, (a) the executive’s SERP benefit will vest pro rata based on the number of months of service performed between January 1, 2007 and the earlier of the date that would have been his normal retirement date or his early retirement date, as applicable, and (b) we will make a lump sum payment to him equal to the actuarial equivalent of the normal retirement benefit or early retirement benefit, as applicable, subject to reduction for pro rata vesting, on the later of the executive’s attainment of age 55 or 60 days after the executive’s termination.

In addition, with respect to Messrs. Raspino, Looser and Bane, if the executive voluntarily resigns his employment for any other reason prior to attaining the above age and service requirements, his vested benefit under the SERP will be paid on the later of the executive’s attainment of age 55 or 60 days after the executive’s termination using an actuarial equivalent calculation in lieu of early retirement factors. Since Mr. Raspino has attained age 55, his vested benefit will be paid 60 days after his termination.

If the executive’s employment is terminated by reason of disability, then we will make a lump sum payment to him within 60 days of his termination equal to the actuarial present value of an annual benefit of 50% of his final annual pay payable for 10 years certain and his lifetime, reduced by certain early retirement factors based on the number of years from the date of the termination to his normal retirement date and reduced by any employer or government disability benefits. If the executive’s employment is terminated by reason of death, or if the executive dies after termination but prior to his normal retirement date and with a vested right to a benefit under the SERP, his spouse or beneficiary, as applicable, will receive, within 60 days of the date of the executive’s death, the same benefit the executive would have received had the executive terminated his employment on the date of his death.

In addition, in connection with termination of employment with a vested right to a benefit under the SERP, the executive is entitled to receive retiree medical and dental coverage for himself, his spouse and his dependents who were covered under our group health plan as of the date of termination, with such coverage beginning immediately with respect to Messrs. Raspino, Looser and Bane and, with respect to Messrs. Voegele, Eads and Robert, on his normal retirement date or immediately if the executive is terminated after his early retirement date. The coverage will be provided until the later of the death of the executive or his surviving spouse. These benefits will be at least as favorable as the group medical and dental coverage offered to our executive employees. This coverage (i) will be suspended during any period the executive has medical coverage provided by another employer, (ii) with respect to the executive and his spouse (if applicable), will be converted to Medicare Supplement coverage upon becoming eligible for and covered by Medicare and (iii) with respect to his dependents, will terminate at such time as the dependents are no longer eligible for coverage under the terms of our group health plan. Any retiree medical and dental benefits to the executive’s spouse or surviving spouse are available solely to the spouse to whom the executive was married on the date of the executive’s termination of employment. The executive or, if applicable, his surviving spouse will be responsible for the applicable premiums for coverage at the same rate paid by active executive employees but not to exceed the cost of the most comprehensive group medical and dental coverage offered by us. We will reimburse the executive or, if applicable, his surviving spouse for all such premiums within the time limits specified by Section 409A.

If the executive’s employment is terminated within two years after a change in control or one year following a merger protection change in control (each as defined in the executive’s employment agreements), or in the event of a voluntary resignation by the executive within six months (12 months for Messrs. Raspino and Eads) after a change in control that is not a merger protection change in control, then the executive’s benefit under the SERP will fully vest and:

•	with respect to Messrs. Looser and Bane, in lieu of the lump sum benefit described above, the executive will receive from us a lump sum payment in an amount equal to the greater of his final annual pay at the time of the change in control or his final annual pay at the time of termination, multiplied by five; and

•	with respect to Messrs. Raspino, Voegele, Eads and Robert, the executive will receive from us a lump sum payment in an amount equal to the actuarial present value of the SERP benefit that would have been paid on the first to occur of his early retirement date (as if he remained employed until attainment of his early retirement date, if applicable) or his normal retirement date.

A SERP benefit payable as a result of a change in control will be paid (i) if the change in control meets the requirements described under Section 409A, 60 days after the change in control or (ii) if the change in control does not meet the requirements described under Section 409A, on the later to occur of the executive’s attainment of age 55 or 60 days after the executive’s termination. The SERP benefit payable as a result of a change in control are required to be deposited into a rabbi trust prior to the change in control.

If we terminate the executive’s employment for cause (as defined in the SERP or his employment agreement), then he forfeits all rights to any benefits under the SERP.

Potential Payments Table

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the named executive’s employment had terminated on December 31, 2008, given the named executive’s compensation and service levels as of such date and, if applicable, based on the closing price of our common stock on December 31, 2008 of $15.98 per share. In the table below, accelerated stock options, accelerated restricted stock awards, severance payments, SERP payments and tax gross-up payments are expressed as a lump sum payment; medical coverage is expressed as the present value of future payments expected to be made over multiple years; and disability benefits are expressed as the first annual payment amount following termination. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plan, subsidized retiree medical benefits, disability benefits and accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different than the estimates presented in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price and the executive’s age. As of December 31, 2008, only Mr. Raspino had satisfied the service and age requirements, and Mr. Bane has satisfied the service requirement, necessary to qualify for benefits upon early retirement, and no executive has attained the age required for a normal retirement benefit. For additional information about benefits due to executives in the event of termination or change in control, see “Compensation Discussion and Analysis — Overview of Compensation — Severance and Change in Control Arrangements.”

Event	Raspino	Eads	Voegele	Looser	Bane	Robert

Involuntary Termination Not for Cause and Constructive Termination
Accelerated stock options	—	—	—	—	—	—
Accelerated restricted stock	$3,099,241	$807,789	$774,854	$913,928	$705,677	$528,283
Lump sum SERP payments	11,415,831	1,541,387	314,404	1,186,154	1,837,584	290,119
Medical coverage	289,046	228,452	390,525	437,624	349,191	374,326
Severance payments	3,800,000	1,960,000	701,250	643,200	563,200	568,000
Voluntary Resignation
Accelerated stock options	—	—	—	—	—	—
Accelerated restricted stock	—	—	—	—	—
Lump sum SERP payments(1)	$9,859,127	—	—	$711,692	$1,102,550	—
Medical coverage	289,046	—	—	437,624	349,191	—
Death
Accelerated stock options	—	—	—	—	—	—
Accelerated restricted stock	$3,099,241	$807,789	$774,854	$913,928	$705,677	$528,283
Lump sum SERP payments(2)	9,859,127	4,880,895	2,200,168	1,186,154	1,837,584	1,909,931
Medical coverage	153,944	110,917	234,692	256,065	196,094	374,326
Disability
Accelerated stock options	—	—	—	—	—	—
Accelerated restricted stock	$3,099,241	$807,789	$774,854	$913,928	$705,677	$528,283
Lump sum SERP payments(3)	9,859,127	5,105,968	2,572,994	2,622,455	2,166,139	2,132,293
Medical coverage	289,046	228,452	390,525	437,624	349,191	374,326
Severance payments	3,800,000	1,960,000	701,250	643,200	563,200	568,000
Disability benefits(4)	120,000	120,000	120,000	120,000	120,000	120,000
Termination for Cause
Additional benefits	—	—	—	—	—	—
Change in Control
Accelerated stock options	—	—	—	—	—	—
Accelerated restricted stock	$3,099,241	$807,789	$774,854	$913,928	$705,677	$528,283

Event	Raspino	Eads	Voegele	Looser	Bane	Robert

Change in Control with Involuntary Termination, Constructive Termination or Voluntary Resignation
Accelerated stock options	—	—	—	—	—	—
Accelerated restricted stock	$3,099,241	$807,789	$774,854	$913,928	$705,677	$528,283
Lump sum SERP payments	9,859,127	4,880,895	2,200,168	3,216,000	2,816,000	1,909,931
Medical coverage	289,046	228,452	390,525	437,624	349,191	374,326
Severance payments	8,550,000	4,012,500	1,955,000	1,768,800	1,548,800	1,562,000
Tax gross-up payments (280G calculation)	4,257,787	2,643,278	1,914,587	1,737,229	1,070,252	1,602,475
Merger Protection Change in Control with Involuntary Termination or Constructive Termination(5)
Accelerated stock options	—	—	—	—	—	—
Accelerated restricted stock	$3,099,241	$807,789	$774,854	$913,928	$705,677	$528,283
Lump sum SERP payments	9,859,127	4,880,895	2,200,168	3,216,000	2,816,000	1,909,931
Medical coverage	289,046	228,452	390,525	437,624	349,191	374,326
Severance payments	8,550,000	4,012,500	1,955,000	1,768,800	1,548,800	1,562,000

(1)	These amounts represent a lump-sum SERP benefit paid at the later of age 55 or 60 days after termination. Messrs. Eads, Voegele and Robert are not entitled to a SERP benefit if they voluntarily terminate except as described in the table above under “Change in Control with Involuntary Termination or Voluntary Resignation.”

(2)	These amounts represent a lump-sum SERP benefit paid to the surviving spouse or beneficiary within 60 days of the executive’s death, based on the same benefit the executive would have received had the executive terminated his employment on the date of his death.

(3)	Upon disability, the SERP benefits would become fully vested, and a lump sum payment of the SERP benefits would be paid within 60 days of termination equal to the actuarial present value of an annual benefit of 50% of final annual pay payable for 10 years certain and his lifetime, reduced by certain early retirement factors based on the number of years from the date of the termination to his normal retirement date and reduced by any employer or government disability benefits.

(4)	Disability benefits consist of long-term disability coverage of 60% of monthly pay after 90 days of disability, up to $10,000 a month.

(5)	Tax gross-up payments will be made only in the event that the merger protection change in control event constitutes a “change in control” for purposes of the applicable tax provision. If this were the case, the tax gross-up payments would be the amounts shown in the table under “Change in Control with Involuntary Termination or Voluntary Resignation.”

DIRECTOR COMPENSATION

Standard Nonemployee Director Compensation

The Nominating and Corporate Governance Committee periodically reviews the compensation of the board of directors and, from time to time, recommends changes thereto to the full board of directors. The committee uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the board of directors. Directors who are employees receive no additional compensation for serving on the board of directors.

The annual retainer for the chairman of the board is $180,000. Each other director who is not an employee of our company receives an annual retainer of $75,000 and a fee of $2,000 for each board and committee meeting attended. In addition, the chairman of the Audit Committee receives an annual fee of $15,000; the chairman of the Compensation Committee receives an annual fee of $12,000; and the chairman of the Nominating and Corporate Governance Committee receives an annual fee of $10,000.

In addition, each nonemployee director has received stock options and restricted stock awards under our 2004 Directors’ Stock Incentive Plan, as determined by the Nominating and Corporate Governance Committee. With respect to awards granted in January 2008 and January 2009, the Nominating and Corporate Governance Committee approved grants of restricted stock unit awards at its regularly scheduled December meeting, with the grants being made on the first trading day of the calendar year. For each of the January 2008 and January 2009 grants, the number of restricted stock units granted to the chairman of the board totaled $232,000 and $230,000, respectively, divided by the closing sale price of our common stock on the last trading day of the prior year, and the number of restricted stock units granted to each other nonemployee director who was a director at the time totaled $179,308 divided by such closing sale price.

For restricted stock awards, as long as the recipient continues to serve as a nonemployee director, the restricted stock awards vest with respect to 25% of the shares on each anniversary of the grant date. The restricted stock unit awards granted in 2008 and 2009 vest immediately. The options granted to nonemployee directors expire 10 years from the date of grant. Each option becomes exercisable as to 50% of the shares on the first anniversary of the grant date and as to the remaining 50% on the second anniversary of the grant date. Each option provides for adjustments in cases of mergers, stock splits and similar capital reorganizations. Any unvested restricted stock awards and options will fully vest upon a change in control of us, or upon the recipient’s termination of service due to death, disability, resignation in compliance with our corporate governance guidelines or retirement on or after age 75. Upon termination of service for any other reason, any unvested restricted stock awards, restricted stock unit awards and options will be forfeited, although the Nominating and Corporate Governance Committee may provide otherwise upon a termination other than for cause.

Director Compensation Table

The table below summarizes the total compensation paid to or earned by each of our non-employee directors for 2008.

				Non-Equity	Nonqualified
	Fees Earned or Paid			Incentive Plan	Deferred	All Other
	in Cash	Stock Awards ($)	Option Awards ($)	Compensation	Compensation	Compensation
Name	($)	(3)(4)	(4)(5)	($)	Earnings	($)	Total ($)

David A.B. Brown	$180,000	$263,965	$79,764	—	—	—	$523,729
Kenneth M. Burke	153,000	198,814	101,024	—	—	—	452,838
Archie W. Dunham	156,418	198,814	39,882	—	—	—	395,114
David A. Hager(1)	132,440	179,312	52,917	—	—	—	364,668
Francis S. Kalman	166,250	198,814	39,882	—	—	—	404,946
Ralph D. McBride	155,000	213,277	39,882	—	—	—	408,159
Robert G. Phillips	139,000	179,312	80,600	—	—	—	398,912
David B. Robson(2)	55,462	72,970	39,882	—	—	—	168,314

(1)	Mr. Hager was appointed to the board of directors in February 2008.

(2)	Mr. Robson retired from the board of directors effective at the 2008 annual meeting. Effective upon Mr. Robson’s retirement, all of his unvested stock options and restricted stock awards vested immediately.

(3)	The amounts in this column represent the compensation cost we recognized for financial statement reporting purposes with respect to 2008 for restricted stock awards granted in January 2009, 2008, 2007 and prior years, in accordance with SFAS No. 123(R), which also equals the grant date fair value computed in accordance with SFAS No. 123(R). Under SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of these awards is calculated using the closing price of our common stock on the date of grant. Grant date fair values per share were $15.59, $20.07 and $33.13 for the May 18, 2004, January 3, 2005 and January 12, 2006 grants. In January 2007, each eligible director was granted 2,720 shares of restricted stock, with a grant date fair value of $28.68 per share. In January 2008, the chairman of the board was granted 6,844 restricted stock units and each other eligible director was granted 5,290 restricted stock units, with a grant date fair value of $33.90 per share. Such awards were determined to be granted in December 2007 and were fully expensed in 2007 in accordance with SFAS No. 123(R). In January 2009, the chairman of the board was granted 14,393 restricted stock units and each other eligible director was granted 11,221 restricted stock units, with a grant date fair value of $15.98 per share. Such awards were determined to be granted in December 2008 and were fully expensed in 2008 in accordance with SFAS No. 123(R). For additional information, see Note 11 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2008.

(4)	The aggregate number of restricted stock awards and the aggregate number of option awards outstanding at December 31, 2008, or with respect to Mr. Robson, at his retirement on May 19, 2008, were as follows:

	Restricted
Name	Stock Awards	Stock Options

David A.B. Brown	25,317	70,250
Kenneth M. Burke	18,551	16,800
Archie W. Dunham	19,911	23,600
David A. Hager	11,221	10,000
Francis S. Kalman	19,911	23,600
Ralph D. McBride	20,591	59,900
Robert G. Phillips	16,511	10,000
David B. Robson	—	52,400

(5)	The amounts in this column represent the compensation cost we recognized for financial statement reporting purposes with respect to 2008 for stock options granted in 2007 and prior years, in accordance with SFAS No. 123(R). No stock options were granted to non-employee directors in 2008. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value of stock-based awards is estimated on the date of grant using the Black-Scholes option pricing model. See Note (3) to the Summary Compensation Table for information regarding the weighted average assumptions. In January 2007, each eligible director other than the chairman of the board was granted options to purchase 6,800 shares of our common stock at an exercise price of $28.68, with a grant date fair value of $11.73 per share. The chairman of the board was granted options to purchase 13,600 shares of our common stock at an exercise price of $28.68, with a grant date fair value of $11.73 per share. For additional information, see Note 11 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2008.

Number of
Securities to be
	Issued upon	Weighted Average	Number of
	Exercise of	Exercise Price of	Securities
	Outstanding	Outstanding	Remaining
	Options, Warrants	Options, Warrants	Available for
Plan Category(1)	and Rights	and Rights	Future Issuance

Equity compensation plans approved by security holders(2)	2,606,507	$26.86	8,405,302	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	2,606,507	$26.86	8,405,302

(1)	Excludes options to purchase 37,025 shares of our common stock, at a weighted average exercise price of $20.06, granted under equity compensation plans of Marine Drilling Companies, Inc. assumed in connection with our September 2001 acquisition of Marine. Upon consummation of the acquisition, all outstanding options to purchase Marine common stock were converted into options to purchase our common stock. No additional awards may be granted under these plans.

(2)	Consists of the Employee Stock Purchase Plan, the 1998 Long-Term Incentive Plan, the 1993 Directors’ Stock Option Plan, the 2004 Directors’ Stock Incentive Plan and the 2007 Long-Term Incentive Plan.

(3)	As of December 31, 2008, the plans with securities remaining available for future issuance consisted of the Employee Stock Purchase Plan, the 2004 Directors’ Stock Incentive Plan and the 2007 Long-Term Incentive Plan. As of December 31, 2008, 180,846 shares remained available for issuance under the 2004 Directors’ Stock Incentive Plan with respect to awards (other than outstanding awards) and could be issued in the form of stock options, stock appreciation rights, stock awards and stock units. In 2009, we have issued an additional 81,719 awards under the plan in the form of restricted stock units. As of December 31, 2008, 232,406 shares remained available for issuance under the Employee Stock Purchase Plan. These shares could be issued only in the form of shares of our common stock. As of December 31, 2008, 7,992,050 shares remained available for issuance under the 2007 Long-Term Incentive Plan with respect to awards (other than outstanding awards) and could be issued in the form of stock options, stock appreciation rights, stock awards and stock units. In 2009, we have issued an additional 2,985,618 awards under the plan in the form of restricted stock units and stock options.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Messrs. Kalman (Chairman), Burke, Hager and Phillips. The Audit Committee’s purpose is to assist the board in overseeing (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independence, qualifications and performance of our independent auditors and (4) the performance of our internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The board of directors has determined that the members of the Audit Committee are independent under applicable provisions of the Securities Exchange Act of 1934 and New York Stock Exchange listing standards.

Our management is responsible for preparing our financial statements, and the independent auditors are responsible for auditing those financial statements and issuing a report thereon. Accordingly, the Audit Committee’s responsibility is one of oversight. In this context, the Audit Committee discussed with KPMG LLP, our independent registered public accounting firm for 2008, those matters KPMG communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. The Audit Committee also discussed with KPMG its independence from us and received from KPMG the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence. This discussion and disclosure informed the Audit Committee of the independence of KPMG and assisted the Audit Committee in evaluating such independence. The Audit Committee also considered whether the provision of services by KPMG not related to the audit of our financial statements and to the review of our interim financial statements is compatible with maintaining the independence of KPMG. Finally, the Audit Committee reviewed and discussed our audited financial statements with our management, our internal auditors and KPMG. Our management informed the Audit Committee that our audited financial statements had been prepared in accordance with accounting principles generally accepted in the United States.

Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors, and the board has approved, that these audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Respectfully submitted,

Francis S. Kalman, Chairman
Kenneth M. Burke
David A. Hager
Robert G. Phillips

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Item 2 on Proxy Card)

KPMG LLP has been appointed by the Audit Committee as the independent registered public accountant firm for us and our subsidiaries for the year ending December 31, 2009. This appointment is being presented to the stockholders for ratification. Representatives of KPMG are expected to be present at the annual meeting and will be provided an opportunity to make statements if they desire to do so and to respond to appropriate questions from stockholders.

Vote Required and Board Recommendation

If a quorum is present at the annual meeting, the ratification of the appointment of KPMG requires the affirmative vote of at least a majority of the votes cast on the matter. Your board of directors recommends a vote “FOR” such ratification.

If the stockholders fail to ratify the appointment of KPMG as our independent registered public accounting firm, it is not anticipated that KPMG will be replaced in 2009. Such lack of approval will, however, be considered by the Audit Committee in selecting our independent registered public accounting firm for 2010.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2008 and 2007, respectively, and fees billed for other services rendered by KPMG LLP during those periods.

	2008	2007
	(In thousands)

Audit Fees(1)	$4,266	$5,770
Audit-Related Fees(2)	1,928	1,202
Tax Fees(3)	264	62
All Other Fees	—	—

Total	$6,458	$7,034

(1)	Audit Fees consisted of fees for audit services, which related to the consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and subsidiary audits, and services normally provided by the independent registered public accountant in connection with statutory and regulatory filings. Audit Fees also include the audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules.

(2)	Audit-Related Fees consisted of fees for audit-related services, which primarily related to audit services for our divestiture transactions.

(3)	Tax Fees consisted of fees for tax services, which related to services for tax compliance, tax planning, tax advice (including tax return preparation) and refund claims, assistance with tax audits and appeals and advice related to mergers and acquisitions.

The Audit Committee preapproves all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in applicable provisions of the Securities Exchange Act of 1934 and applicable SEC rules. All services provided by our independent public accounting firm in 2008 and 2007 were preapproved by the Audit Committee.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2010 Annual Meeting

To be included in the proxy materials for the 2010 annual meeting, stockholder proposals that are submitted for presentation at that annual meeting and are otherwise eligible for inclusion in the proxy statement must be received by us no later than December 16, 2009. Proxies granted in connection with that annual meeting may confer discretionary authority to vote on any stockholder proposal if notice of the proposal is not received by us in accordance with the advance notice requirements of our bylaws discussed below. It is suggested that proponents submit their proposals by certified mail, return receipt requested. No stockholder proposals have been received for inclusion in this proxy statement.

Our bylaws provide the manner in which stockholders may give notice of business and director nominations to be brought before an annual meeting. In order for an item to be properly brought before the meeting by a stockholder, the stockholder must be a holder of record at the time of the giving of notice and must be entitled to vote at the annual meeting. The item to be brought before the meeting must be a proper subject for stockholder action, and the stockholder must have given timely advance written notice of the item. For notice to be timely, it must be delivered to, or mailed and received at, our principal office at least 90 days but not more than 120 days prior to the first anniversary of the prior year’s annual meeting date. Accordingly, for the 2010 annual meeting, notice will have to be delivered or received by us no earlier than January 21, 2010 or later than February 20, 2010. If, however, the scheduled annual meeting date differs from such anniversary date by more than 30 days, then notice of an item to be brought before the annual meeting may be timely if it is delivered or received not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if less than 100 days’ prior notice or public disclosure of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders or the day on which such public disclosure was made. The notice must set forth the information required by the provisions of our bylaws dealing with stockholder proposals and nominations of directors. All notices should be directed to W. Gregory Looser, Secretary, Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057. Under current SEC rules, we are not required to include in our proxy statement any director nominated by a stockholder using this process. If we choose not to include such a nominee, the stockholder will be required to distribute its own proxy materials in connection with its solicitation of proxies with respect to that nominee.

Discretionary Voting of Proxies on Other Matters

Management does not intend to bring before the annual meeting any matters other than those disclosed in the notice of annual meeting of stockholders attached to this proxy statement, and it does not know of any business that persons other than management intend to present at the meeting. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed form of proxy and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment.

Annual Report on Form 10-K

Copies of our annual report on Form 10-K for the year ended December 31, 2008, as filed with the SEC, are available without charge to stockholders upon request to Jeffrey L. Chastain, Vice President, Investor Relations, at the principal executive offices of Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057.

Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that stockholder should contact their broker or send a request to the corporate secretary at our principal executive offices, 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone number (713) 789-1400. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2008 annual report and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

Appendix A

CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

As contemplated by the listing standards of the New York Stock Exchange, the Board has adopted categorical standards to assist it in making independence determinations, under which relationships that fall within the categorical standards are not required to be disclosed in the Company’s annual proxy statement. The Board shall, however, consider all relevant facts and circumstances with respect to each director in making its independence determinations. A relationship is within the categorical standards if it:

•	Is a type of relationship addressed in Section 303A.02(b) of the NYSE Listed Company Manual, but that listing standard does not preclude the Board from making a determination of independence;

•	Is a type of transaction or relationship addressed in Item 404 of Regulation S-K, but that regulation does not require disclosure of the transaction or relationship or permits the omission of the dollar amounts in respect of such transaction or relationship; or

•	Consists of charitable contributions by the Company to an organization of which the director is an executive officer that do not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last 3 years.

A-1

0 PRIDE INTERNATIONAL, INC. Proxy-2009 Annual Meeting of Stockholders May 21, 2009 The undersigned acknowledges receipt of the Notice of the 2009 Annual Meeting of Stockholders and Proxy Statement dated April 15, 2009. Louis A. Raspino and W. Gregory Looser, each with full power of substitution and resubstitution, and acting alone, are hereby constituted proxies of the undersigned and authorized to attend the Annual Meeting of Stockholders of Pride International, Inc. (the “Company”) to be held on May 21, 2009, or any adjournment or postponement of such meeting, and to represent and vote all shares of common stock of the Company that the undersigned is entitled to vote. (Continued, and to be signed, on the reverse side) 14475

ANNUAL MEETING OF STOCKHOLDERS OF PRIDE INTERNATIONAL, INC. May 21, 2009 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20830000000000000000 4 052109 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for NOMINEES: 2009. FOR ALL NOMINEES O David A. B. Brown O Kenneth M. Burke This proxy is revocable. The undersigned hereby revokes any proxy or O Archie W. Dunham WITHHOLD AUTHORITY proxies to vote or act with respect to such shares heretofore given by the FOR ALL NOMINEES O David A. Hager undersigned. O Francis S. Kalman FOR ALL EXCEPT O Ralph D. McBride (See instructions below) This proxy is solicited on behalf of the Board of Directors. This proxy O Robert G. Phillips will be voted in accordance with the instructions specified above and, in O Louis A. Raspino the absence of such specifications, will be voted “for” all director nominees and “for” Item 2. If any other business properly comes before the meeting or any adjournment or postponement thereof, this proxy will be voted in the discretion of the proxies named herein. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.